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Hampton Inn

Fairfield
COURTYARD

EMBASSY SUITES

HOMEWOOD SUITES

APPLE HOSPITALITY REIT

NYSE: APLE

2026

Notice of Annual Meeting of Shareholders and Proxy Statement

Logo APPLE HOSPITALITY REIT NYSE: APLE 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

DEAR SHAREHOLDERS,

In 2025, we celebrated our 25-year history in the lodging industry and the 10-year anniversary of our listing on the New York Stock Exchange. Throughout our history, owning high-quality hotels with low debt, empowering our employees, supporting hotel associates, caring for our guests, and leading with the highest standards of governance and ethics have been integral to our financial success and our ability to drive long-term value for our shareholders. We believe that travel connects us, inspires us and has the power to bring people together in meaningful ways.

Dedicated to being responsible stewards of capital, we successfully executed on a variety of strategic initiatives during 2025 to further optimize our portfolio, drive performance across our hotels and maximize long-term value for our shareholders. During the year, we acquired two hotels, opportunistically sold seven hotels, repurchased nearly five million of our own common shares and completed a variety of property enhancing capital improvement projects, all while providing our shareholders with attractive distributions and maintaining the strength and flexibility of our balance sheet. Our differentiated strategy of owning a portfolio of high-quality, rooms-focused hotels diversified across markets and demand generators, aligned with industry-leading brands and operated by best-in-class management companies has been proven across economic cycles. Combined with the strength and flexibility of our balance sheet, the underlying knowledge and experience of our Board of Directors, and the acumen of our corporate team, we are confident we are well positioned for our future.

Justin G. Knight Chief Executive Officer and Director

Apple Hospitality has always incorporated strong governance practices, prioritizing integrity, transparency, accountability and responsibility, to align with the best interests of our stakeholders and advance our mission of enhancing long-term shareholder value. Our Board of Directors includes individuals who represent a mix of viewpoints, experiences and backgrounds, leading our Company with a wealth of experience in finance, investing, business strategy, real estate, hospitality, corporate responsibility and risk management. Through our Nominating and Corporate Governance Committee, Board composition and skillsets are assessed annually to ensure that each director’s expertise remains relevant to the Company’s success and objectives. The refreshment process for our Board of Directors is designed to align directors’ capabilities with the Company’s long-term strategic objectives. This process has resulted in the timely addition of new independent directors and the refinement of committee composition, bringing fresh perspectives to our governance process while maintaining a strong core institutional knowledge.

Each of our corporate team members plays an important role in the overall success of Apple Hospitality. We aim to provide an inspiring, inclusive workplace, where employees feel valued, empowered and encouraged to make positive differences within the Company and throughout their communities, with a belief that the most successful management provides clear leadership while empowering the team to make timely and responsible decisions and to take actions necessary to achieve exceptional operating results. In addition to attractive benefits, competitive compensation and a supportive work environment, following shareholder approval in 2025, we are pleased to offer our employees an employee stock purchase plan to further advance a culture of shared success and align our team with the best interests of our shareholders.

Our portfolio of hotels is one of the largest and most geographically diverse portfolios of rooms-focused hotels in the United States, spanning 84 markets in 37 states and the District of Columbia. Dedicated to the well-being of our guests, our teams deliver outstanding accommodations and service while remaining mindful of our impact on the environment and the many communities our hotels serve. Together with Marriott, Hilton, Hyatt and our third-party management companies, we advance our efforts through high brand standards that integrate environmental sustainability, social responsibility and operational guidelines that are vital contributors to hotel performance, building efficiency, team member success, local community outreach, and overall guest satisfaction and well-being. We actively monitor key performance indicators of energy, water and waste at our properties, utilizing historical, market and industry data to identify properties where improvements can be made and work with our management companies to address the opportunities. We work closely with the management teams at our hotels, brand representatives and industry colleagues to ensure the health, safety, security and well-being of hotel associates and guests.

Since 2017, our employee-led charitable initiative, Apple Gives, has been positively impacting our local community and the many communities our hotels serve, further advancing the achievement of our corporate philanthropic goals. Guided by worthy causes that are important to our employees and our management companies, our outreach through Apple Gives is wide. Each year, our incredible teams come together in remarkable ways, offering their time and resources, to support numerous charitable organizations and help others in need.

We remain steadfast in our commitment to maximizing long-term value for our shareholders through strong operational performance, disciplined capital allocation, strategic growth and leading corporate governance. On behalf of our Board of Directors and our corporate team, thank you for your investment in Apple Hospitality REIT. As we look ahead to our future, we are confident that through our strategy, intentionally designed to mitigate risks of investing in the lodging industry and maximize operating results through all market conditions, we are well positioned for continued outperformance.

Sincerely,

Justin G. Knight

Chief Executive Officer and Director

Notice of the 2026 Annual Meeting of Shareholders

to be Held on Friday, May 22, 2026

When Friday, May 22, 2026 9:00 A.M. Eastern Time	Where Courtyard and Residence Inn Richmond Downtown 1320 East Cary Street Richmond, Virginia 23219	Record Date March 23, 2026

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

2026 PROPOSALS	Board Recommends	For More Information
Proposal 1: Election of eight (8) directors named in the Proxy Statement to the Board of Directors, each for a term of one year.	For each nominee	pg. 12
Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm to serve for 2026.	For	pg. 27
Proposal 3: Consideration of an advisory vote regarding the approval of compensation paid to certain executive officers by the Company.	For	pg. 33

Shareholders will also transact such other business as may properly come before the meeting.

If you were a holder of record of any common shares of Apple Hospitality REIT, Inc. at the close of business on March 23, 2026 (the "Record Date"), you are entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting”). If you are present at the Annual Meeting, you may vote in person even if you have previously returned a proxy card.

REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, AS A SHAREHOLDER YOUR ROLE IS VERY IMPORTANT, AND THE BOARD STRONGLY ENCOURAGES YOU TO EXERCISE YOUR RIGHT TO VOTE.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE ONLINE, BY PHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

The Company is furnishing its Proxy Statement, proxy card and 2025 Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2025 (the “Annual Report”) to you electronically via the Internet, instead of mailing printed copies of those materials to each shareholder. The Company has sent to its shareholders a notice and electronic delivery of the proxy materials (the "Notice of Internet Availability") that provides instructions on how to access its proxy materials on the Internet, how to request and receive a paper copy of the Proxy Statement, Annual Report and proxy card for the Annual Meeting and future meetings of shareholders, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com to request proxy materials or call 1-800-690-6903 to vote by telephone. If sending an email to request materials, please include your control number in the subject line. Additionally, this Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/03784Y. Please read the enclosed information carefully before submitting your proxy.

Information: The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 2, 2026. Copies of this Proxy Statement, the Company’s proxy card and our Annual Report are available at https://materials.proxyvote.com/03784Y.

By Order of the Board of Directors,

Matthew P. Rash

Secretary

April 2, 2026

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement before voting. This Proxy Statement, the Company’s 2025 Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2025 (the “Annual Report”), and the proxy card are first being made available, and a notice and electronic delivery of the proxy materials (the “Notice of Internet Availability”) is first being mailed, to shareholders on or about April 2, 2026.

COMPANY OVERVIEW

Apple Hospitality REIT, Inc. (the “Company” or “Apple Hospitality”) (NYSE: APLE) is a publicly traded real estate investment trust that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. The Company was formed in 2007 and through its predecessor companies has a history in the lodging industry of more than 25 years. Apple Hospitality's strategy was designed to mitigate risks associated with investing in the lodging industry and to maximize operating results through all market conditions. Throughout its history, the Company's strategy has been straightforward: own hotels with broad consumer appeal; broadly diversify its portfolio across a variety of U.S. markets and demand generators; align with the best lodging brands and hospitality management teams in the industry; consistently reinvest in its hotels; maximize value through disciplined capital allocation; maintain financial flexibility with low levels of debt; and foster a work environment where team members are valued and the Company's mission is fulfilled.

217 HOTELS	16 BRANDS	84 MARKETS	$1.4B TOTAL 2025 REVENUE
29,583 GUEST ROOMS	30 BRAND AND INDUSTRY ADVISORY BOARDS	37 STATES	64 EMPLOYEES
99% ROOMS-FOCUSED HOTELS	16 MANAGEMENT COMPANIES	20M TOTAL SQUARE FOOTAGE	50% OF EXECUTIVE TEAM IS FEMALE

Note: Statistics are as of December 31, 2025.

Hilton Garden Inn Denver Downtown	Residence Inn by Marriott Seattle South/Renton	Motto by Hilton Nashville Downtown

MISSION

Apple Hospitality is a leading real estate investment company committed to increasing shareholder value through the distribution of attractive dividends and long-term capital appreciation.

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VALUES

Hospitality	We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry.
Resolve	We are passionate about the work we do and are steadfast in our commitment to our shareholders.
Excellence	We are driven to succeed and improve through innovation and perseverance.
Integrity	We are trustworthy and accountable.
Teamwork	We support and empower one another, embracing diversity of opinion and background.

BOARD COMPOSITION AT A GLANCE

The Board of Directors (the “Board” or “Board of Directors”) and the Nominating and Corporate Governance Committee (the "Governance Committee") of Apple Hospitality are committed to ensuring that the Board is composed of a highly capable and diverse group of directors who collectively provide a significant breadth of experience, knowledge, perspective and ability to effectively represent the interests of shareholders, drive shareholder value and reflect the Company's corporate values. Refer to Proposal 1. Election of Directors below on page 12 and the Corporate Governance section below on page 20 for more information on the Company’s Board of Directors.

Apple Hospitality’s director nominees have a diversity of skills, viewpoints and expertise relevant to overseeing the Company’s business and strategy, including the following areas:

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2025 BUSINESS AND FINANCIAL HIGHLIGHTS

* Note: Refer to Exhibit 1 for the reconciliation to net income determined in accordance with Generally Accepted Accounting Principles ("GAAP") of the non-GAAP financial measure, Modified Funds from Operations ("MFFO").

• 2025 operating performance was driven by continued strength in leisure travel	• Reinvested more than $88 million in capital improvements during 2025
• Portfolio management and historically low supply growth further position portfolio for outperformance	• Consistently paid regular monthly cash distributions during 2025

The following chart compares the Company's performance with the performance of its peers and specific industry indices using total shareholder return ("TSR") over a five-year period ended December 31, 2025. Refer to the "Shareholder Return Metrics" section within "Compensation Discussion and Analysis," on page 42, for details on the companies included in the Company's peer group.

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EXECUTIVE COMPENSATION

The following is a summary of the Company’s 2025 target executive incentive compensation awards for its Named Executive Officers ("NEOs"). These are designed to reward achievement of annual operational/financial performance measures and annual/multi-year TSR measures. For additional information on the Company’s executive compensation, please refer to "Compensation Discussion and Analysis," beginning on page 34.

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CORPORATE RESPONSIBILITY

Apple Hospitality owns one of the largest and most geographically diverse portfolios of rooms-focused hotels in the United States. The Company is dedicated to making a positive impact on its local community and the many communities its hotels serve. The Company is mindful of its environmental footprint and committed to reducing its impact over time. Apple Hospitality has worked to uphold high environmental, social and governance ("ESG") standards and believes these key areas of focus are an integral part of driving long-term value for its shareholders.

The Company's corporate responsibility strategy aims to enhance long-term value for its shareholders through responsible investment in sustainable and equitable practices at the corporate and property levels that: strengthen the resilience of the Company and its hotels while minimizing its overall environmental impact and enhancing the value of its assets; encourage stakeholder engagement and advance human capital; and make positive contributions throughout the Company, the hotel industry, its local community and the many communities its hotels serve. The Company's corporate responsibility strategy begins with its responsible investment in inherently efficient rooms-focused hotels that are aligned with industry-leading brands, operated by best-in-class management companies and broadly diversified across a wide variety of markets and is supported by the highest standards of corporate governance and ethics.

OVERSIGHT AND GOVERNANCE

Apple Hospitality’s Board of Directors understands the importance of the Company’s programs, policies and initiatives related to environmental stewardship, social responsibility and governance and, through its Governance Committee, oversees the Company’s Corporate Responsibility Program and initiatives. In 2022, the Board approved changes to the Governance Committee's Charter to formalize the Governance Committee’s role in reviewing the Company’s policies, programs and practices related to corporate responsibility and climate-related risks and opportunities. The Governance Committee regularly receives reports from the Company’s Environmental, Social and Governance Advisory Committee (the “ESG Advisory Committee”) on the Company’s progress toward established initiatives at the Governance Committee meetings. The Governance Committee, in turn, reports to the full Board of Directors at each regular Board Meeting.

The ESG Advisory Committee was created to centralize the establishment, review and internal oversight of the Company’s corporate responsibility initiatives and to evaluate climate-related risks and opportunities. The ESG Advisory Committee includes the Company’s Chief Financial Officer, Chief Legal Officer and Vice President of Investor Relations and receives support from other Company departments, including asset management, capital investments, acquisitions and dispositions, financial reporting and risk management. The Chief Financial Officer and Chief Legal Officer report directly to the Company’s Chief Executive Officer, who serves on the Company's Board of Directors, and both participate in Governance Committee and Audit Committee meetings, regularly providing updates on the Company’s climate-related risks and opportunities and its sustainability initiatives. In addition, the Chief Financial Officer, along with the Chief Executive Officer, regularly engage with external stakeholders, investors and analysts on matters related to climate risks and opportunities and sustainability initiatives for the Company's hotels. Refer to the chart below for the hierarchical structure of corporate responsibility oversight within the Company.

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Apple Hospitality has established responsibilities within the Company's capital investment, asset management and risk management departments to implement, monitor and evaluate its sustainability initiatives and climate-related risks and opportunities. The Company’s asset disposition and acquisition analysis is also influenced by its evaluation of climate-related risks and opportunities. The ESG Advisory Committee, with cross-departmental support, conducts surveys of the Company’s third-party property managers, focusing on the implementation of the Company’s corporate sustainability initiatives and seeking feedback on opportunities to increase investments in climate-related initiatives. The results of those surveys are used to guide the Company’s capital investment plans and evaluate opportunities for continuous improvement.

In addition, the Board’s Audit Committee is tasked with oversight responsibility for the Company’s enterprise risk management and risk management policies, including those related to cybersecurity and cyber risks.

ENVIRONMENTAL STEWARDSHIP STRATEGY

Areas of focus:
•
Invest in sustainable practices at the corporate and property levels to strengthen the resilience of the Company and its hotels to better manage the Company’s overall environmental impact and enhance its asset value.
•
Leverage the procurement, logistics and supply chain programs established by the Company's franchise brands to responsibly source materials for hotel renovations.

•
Leverage the sustainability programs of the Marriott, Hilton and Hyatt brand families and the Company's third-party management companies.
•
Continue to engage energy consultants to identify opportunities that improve the Company's environmental performance through increased energy efficiency, water conservation, waste management and renewable energy opportunities.

The Company established a formal energy management program in 2018 and adopted a formal Environmental Policy in 2020 to ensure that energy efficiency, water conservation and waste management are a priority not only within the Company, but also with the Company’s third-party management companies and brands. Beginning in 2022, the Company has annually published a Corporate Responsibility Report, including, as they relate to environmental matters, the Company’s responsible investments, sustainability initiatives and environmental stewardship priorities. With a commitment towards continuous improvement, the Company works with third-party energy consultants to enhance its energy, water and waste data management programs. The Company began reporting Scope 1 and Scope 2 greenhouse gas emissions for 2022 and has continued to report Scope 1 and Scope 2 greenhouse gas emissions for subsequent years. To further support the Company’s sustainability initiatives and standards, the Company continues to evaluate reduction goals for its primary environmental impacts.

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Due to the efficient operating model and strong consumer preference, the Company is primarily invested in rooms-focused hotels, which the Company believes are more environmentally efficient than full-service hotels and resorts and use less electricity, water and natural gas on a per-square-foot basis. In addition to its overall strategy of investing in rooms-focused hotels, the Company is committed to identifying and incorporating sustainability opportunities into its investment and asset management strategies, with a focus on minimizing its environmental impact through reductions in energy and water usage and improvements in waste management. The Company’s hotels are concentrated in the Marriott, Hilton and Hyatt brand families. In addition to the initiatives the Company implements at its hotels through its asset management strategies, the Company also works with its third-party management companies to leverage brand initiatives to further drive sustainability across its hotels.

The Company seeks to invest in proven sustainability practices when renovating its hotels and in portfolio-wide capital projects that can enhance asset value while also improving environmental performance. For example, the Company has realized cost savings and reductions in its carbon footprint through the installation of energy efficient lighting, energy management systems, smart irrigation systems and the use of energy and water conservation guidelines at the property level, with 100% of the Company’s portfolio enrolled in the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager® program. Additionally, as part of the Company’s acquisition due diligence, the Company performs sustainability assessments to identify areas of opportunity to improve an acquired property’s environmental performance, and when working with developers to construct new hotels, strives to implement environmentally efficient construction and building functionality. In 2025, the Company purchased the newly constructed Motto by Hilton in Nashville, Tennessee. The hotel’s construction included a green roof, energy efficient lighting, low-flow fixtures, ceiling tiles made from recycled materials and permeable driveway pavers.

Through recent transactions, the Company’s portfolio now includes five LEED Certified® hotels. These hotels were specifically developed according to LEED® certification standards which provide a framework for healthy, highly-efficient and cost-saving green buildings that benefit financial performance, address climate change, enhance resilience and support more equitable communities. In 2024, the Company acquired an AC Hotel in Washington D.C. that is LEED Certified® and was constructed with a green roof system. The Company’s other LEED Certified® properties include its Hyatt Place and Hyatt House in Tempe and AC Hotels by Marriott in Louisville and Pittsburgh. Additional information related to the Company’s sustainability initiatives can be found on the Company’s website at https://applehospitalityreit.com/corporate-responsibility/. Information on or accessible through the Company’s website is not and should not be considered part of this Proxy Statement.

SOCIAL RESPONSIBILITY INITIATIVES

Areas of focus:
•
Prioritize the advancement of human capital.
•
Make positive contributions throughout the Company, the hotel industry, the Company's local community and the many communities its hotels serve.
•
Advance an inclusive workplace and foster an innovative, collaborative work environment where employees feel valued and empowered to grow their careers.

•
Champion the health, safety and well-being of employees, the associates at the Company's hotels and its hotel guests.
•
Leverage the social responsibility programs of the Marriott, Hilton and Hyatt brand families and the Company's third-party management companies.

Apple Hospitality is dedicated to making a positive impact throughout the Company, its local community, the hospitality industry and the many communities served by the Company’s hotels. The safety, health and well-being of guests, hotel associates and employees have always been the Company’s top priority. In 2020, Apple Hospitality formally adopted a Health, Safety and Well-Being Policy, a Human Rights Policy and a Vendor Code of Conduct to further drive positive social impact. Additional information related to the Company’s social responsibility initiatives can be found on the Company’s website at https://applehospitalityreit.com/corporate-responsibility/. Information on or accessible through the Company’s website is not and should not be considered part of this Proxy Statement. As noted above, the Company publishes a Corporate Responsibility Report annually that conveys its corporate

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responsibility strategy, priorities and metrics in detail, including, as they relate to social responsibility matters, the Company’s social impact initiatives and community outreach.

The Company is committed to strengthening its communities through charitable giving, encouraging employees to volunteer their time and talents, and participation in the many philanthropic programs important to its employees and leaders within its industry, including its brands, the American Hotel & Lodging Association (“AHLA”), the AHLA Foundation and its third-party hotel management companies. In 2017, the Company formed Apple Gives, an employee-led charitable initiative, to expand its impact and further advance the achievement of the Company’s corporate philanthropic goals. Apple Gives organizes company-wide community events with non-profit charitable organizations, deploys aid to markets and associates affected by natural disasters, and allocates funds and other resources to a variety of causes. Apple Gives strives to select organizations that are important to the Company’s employees, the Company’s third-party management companies, its hotels and numerous industry organizations. The Company’s hotels and third-party management companies are engaged in targeted charitable programs that provide support to their respective communities, and hotel associates are encouraged to serve in ways that improve their localities. The Company’s third-party management companies, and their employees and associates, donate to food drives, participate in charity walks, assemble care packages, donate school supplies, provide disaster relief, and pursue numerous other altruistic initiatives.

Inclusivity, Health and Well-Being

The Company believes that each team member plays a vital role in the success of its business. The Company believes the physical and mental health, safety and well-being of its employees, the associates at its hotels and its hotel guests are critical to the continued success of the Company. The Company aims to provide an inspiring, inclusive workplace, where its employees feel valued, empowered and encouraged to make positive differences within the Company and throughout their communities. The Company firmly believes the most successful management provides clear leadership while empowering the team to make timely and responsible decisions and to take actions necessary to achieve exceptional operating results. The Company’s Employee Handbook includes the Company's Code of Business Conduct and Ethics, outlines employee benefits and expectations, and provides guidelines that employees are to follow regarding workplace health, policies and safety. The Employee Handbook includes the Company’s policies prohibiting discrimination, harassment and violence in the workplace and affirms the Company’s commitment to being an equal opportunity employer. The Company’s executive team, comprising eight individuals, is 50% female. Employees are required to annually acknowledge receipt and review of the Company’s Employee Handbook and to complete a formal online training program focused on the prevention of discrimination and harassment in the workplace.

Apple Hospitality is strongly committed to supporting and promoting the physical, mental and emotional health and well-being of its employees. Quality medical, vision and dental insurance is available to all full-time employees with a portion paid by the Company on the team member’s behalf. As part of the Company's benefits program, the Company provides free preventive care services, including flu shots, routine check-ups and screenings, and employees have access to telehealth services. At the Company’s headquarters, employees have access to an on-site gym; comfortable office, meeting and gathering spaces; and kitchens stocked with a variety of fresh fruits and healthy snacks.

Apple Hospitality offers competitive compensation and benefits, a flexible leave policy, fully paid parental leave for up to 12 weeks for primary caregivers and three weeks for secondary caregivers for the birth or adoption of a new child, financial assistance for adoption of a new child, a tuition reimbursement program, an employee stock purchase plan and a culture that encourages balance of work and personal life. Apple Hospitality provides its employees with two days paid leave each year for volunteer work and a donation matching program to support non-profit organizations. The Company emphasizes an open-door policy for communications and conducts regular employee satisfaction surveys and annual performance reviews, which provide the opportunity for continuous feedback and improvement.

The Company is committed to working safely and maintaining a safe workplace in compliance with cleanliness guidelines set forth by the Centers for Disease Control and Prevention (CDC), and in compliance with applicable Occupational Safety and Health Administration (OSHA) standards. The Company's employees work in an office setting. The Company has in place an incident response plan which provides guidance for leadership and all employees to

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swiftly and effectively respond to a variety of potential scenarios, including cybersecurity threats, inclement weather or other incidents which may require a timely response for the safety, security and well-being of employees and the protection of internal systems and data.

All employees involved in the day-to-day operation of the Company’s hotels are employed or engaged by third-party management companies pursuant to the hotel management agreements. Apple Hospitality is committed to the health, safety, security and well-being of hotel associates and guests and is proud to support the initiatives of the AHLA and AHLA Foundation, including: the 5-Star Promise; Safe Stay initiative; No Room for Trafficking program; Responsible Stay; Hospitality is Working; ForWard; and numerous other career development and social responsibility programs. The Company’s CEO served on the AHLA Board of Directors from 2014 to 2023, serving as Chair in 2022, and currently serves as an Owner Representative on AHLA's Executive Committee and a member of the Owner Leader Council of AHLA.

GOVERNANCE & RESILIENCE PRACTICES

Areas of focus:
•
Prioritize stakeholder engagement, effective management of risk and Corporate Responsibility Program oversight.
•
Uphold the highest corporate governance standards that are in alignment with the best interests of the Company's shareholders.
•
Own a portfolio of hotels resilient to the impact of climate-change risk.
• Proactively reduce and manage climate-related risk exposure through sustainable practices and responsible investment. • Mitigate cybersecurity risk.

Corporate Governance Practices

Below are some highlights of the Company’s corporate governance practices.

Practice	Description
Annual director elections	• An incumbent director not receiving the majority of the votes cast in an election must tender his or her resignation from the Board
Independent directors	• All members of the Audit, Compensation, and Governance Committees are independent directors who have access to management and employees
Board independence	• Six out of eight of the Company’s directors are independent • Executive Chairman of the Board and Chief Executive Officer are the only employee directors
Board diversity	• Two out of eight directors are female and one is ethnically/racially diverse
Lead independent director
•
Lead Independent Director is designated by independent directors and maintains expansive duties intended to optimize the Board’s effectiveness and independence, including serving as a liaison to facilitate communications between management and shareholders and the Board

Separation in leadership structure	• Executive Chairman of the Board and Chief Executive Officer are separate individuals
Board self-evaluations	• Governance Committee oversees an annual self-evaluation of the Board and each committee
Succession planning	• The Board actively monitors the Company’s succession planning and employee development and receives regular updates on employee engagement and retention
Director stock ownership	• Directors are required to own securities of the Company with a value of at least 4 times their annual base cash retainer within 5 years of initial election to the Board
Executive stock ownership	• Executive officers are required to own securities of the Company with a value of at least 5 times (Chief Executive Officer) and 3 times (other executive officers) their annual base salary

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Anti-hedging and margin account policy	• The Company’s Insider Trading Policy prohibits directors and employees from engaging in any hedging of Company securities or holding the Company's securities in accounts subject to margin calls
Code of business conduct and ethics	• The Company has a Code of Business Conduct and Ethics that serves as the foundation for how it conducts its business
Incentive-based compensation	• 78% of 2025 total target compensation for executive officers is incentive-based (50% based on shareholder return metrics and 50% based on operational performance metrics)
Elimination of certain takeover defenses
•
The Company opted out of the Virginia Stock Corporation Act provisions requiring super majority vote for specified transactions with interested shareholders
•
The Company has elected, pursuant to a provision in its bylaws, to exempt any acquisition of its shares from the control share acquisition provisions of the Virginia Stock Corporation Act

Accountability to shareholders	• Annual advisory vote on executive compensation • No shareholder rights plan • Ongoing shareholder outreach, communication and engagement

See “Corporate Governance” below for more detail regarding the Company’s corporate governance practices.

KEY POLICIES

The Company maintains the following policies to further advance its corporate responsibility initiatives:

•
an Environmental Policy;
•
a Health, Safety and Well-Being Policy;
•
a Human Rights Policy; and
•
a Vendor Code of Conduct.

Apple Hospitality’s policies are supported by the Board of Directors, and the Governance Committee reviews the Company’s policies, programs and practices related to corporate responsibility and sustainability, including environmental, social, human capital and other matters. The Company’s senior management team is responsible for providing oversight over policy enforcement and updating the Company’s Board of Directors on implementation efforts.

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DATA PRIVACY & CYBERSECURITY

Apple Hospitality’s Board of Directors administers cybersecurity risk oversight primarily through its Audit Committee. Apple Hospitality does not have direct access to personal data from guests who stay at its hotels, nor does the Company process business transactions with its guests. Apple Hospitality’s corporate IT systems have no connectivity to hotel and/or third-party management and brand technology platforms. It is the responsibility of the Company’s third-party hotel management companies and brands to protect the privacy of guest data and information in their possession. Apple Hospitality regularly engages with its third-party management companies and brands to understand and benchmark their execution and compliance with applicable policies and industry best practices and regulations for data protection and cybersecurity. Should a cybersecurity event occur, the Company is positioned to coordinate a swift response with its teams to mitigate theft, damage or disruption to its information technology infrastructure and systems. For more information on the Company's cybersecurity risk oversight activities, refer to the Company's 2025 Annual Report on Form 10-K, which is available at the Company's website, www.applehospitalityreit.com.

CORPORATE RESPONSIBILITY REPORT

In December 2025, the Company published its fourth annual Corporate Responsibility Report, which details the Company’s ESG performance, strategy and initiatives and features its commitment to environmental sustainability, governance and resiliency, corporate employees, hotel associates and guests, communities, and other stakeholders. The Company’s 2025 Corporate Responsibility Report utilizes both the Global Reporting Initiative (“GRI”) Standards and Task Force on Climate-related Financial Disclosures (“TCFD”) to provide a comprehensive overview of the Company’s corporate responsibility performance and climate-related risk management, including the disclosure of Scope 1 and 2 greenhouse gas emissions data. Apple Hospitality’s enhanced disclosures are intended to provide stakeholders with a better understanding of the Company’s strategy, policies, programs, procedures, performance and initiatives related to environmental stewardship, social responsibility, and corporate governance and resiliency.

FOR MORE INFORMATION

Additional detail related to the Company’s corporate responsibility efforts, including all of the above policies and the Company’s Corporate Responsibility Report can be found within the Corporate Responsibility section of the Company's website at https://applehospitalityreit.com/corporate-responsibility/. Information on or accessible through the Company’s website is not and should not be considered part of this Proxy Statement.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight directors, all of whom are standing for re-election at the Annual Meeting. The Board of Directors recommends the re-election of the current directors to the Board of Directors to serve until the 2027 annual meeting of shareholders or until their successors are duly elected and qualified, except in the event of prior resignation, death or removal.

Unless otherwise specified, all common shares of Apple Hospitality REIT, Inc. (the "Common Shares") represented by proxies will be voted FOR the election of the nominees listed below. If a nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute. No circumstances are presently known that would cause any nominee to be unavailable for election as a director. The nominees are now members of the Board of Directors, have been nominated by action of the Board of Directors, and have indicated their willingness to serve if elected. If a quorum is present at the Annual Meeting, the positions on the Board of Directors will be filled by the election of the properly nominated candidates who receive the greatest number of votes at the Annual Meeting, even if a nominee does not receive a majority of all votes represented and entitled to be cast. Under the Company’s Corporate Governance Guidelines, if an incumbent director fails to receive at least a majority of the votes cast, such director will tender his or her resignation from the Board of Directors. The Governance Committee of the Board will consider, and determine whether to accept, such resignation and make a recommendation to the Board of Directors. Within 90 days of the certification of the election results, the Board of Directors must act on the resignation, taking into consideration any recommendation by the Governance Committee and any additional relevant factors. A director who tenders his or her resignation does not participate in the decisions of the Governance Committee or the Board relating to the resignation.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the proxy card, that authority to vote for any or all of the nominees is to be withheld. Withheld votes and broker non-votes will have no effect on the election of a director. A broker non-vote occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the shareholders meeting or is not permitted to vote those shares on a non-routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

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Director Nominees

The following is a snapshot of the Company’s Board composition:

BOARD COMPOSITION
100%	88%	63%	100%	38%	63%	38%	100%
Leadership	Financial	Investment	Business Knowledge/ Strategy	Hospitality	Real Estate	Governance	Risk Management

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications. The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. Each director also is expected to exhibit high standards of integrity, practical and mature business judgment, including the ability to make independent analytical inquiries, and be willing to devote sufficient time to carrying out their duties and responsibilities effectively.

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The Board has determined that the Board of Directors as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as finance, real estate, hospitality, investment, banking, strategic planning, risk management, human resources, leadership of business organizations, governance and legal matters. Although the Board does not have a diversity policy, the Board is committed to diversity and believes it is desirable for the Board to be composed of individuals who represent a mix of viewpoints, experiences and backgrounds. The Board will continue to endeavor to ensure the qualified pool of new director candidates includes a diverse mix of backgrounds, experience and skill sets. In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•
Strategy—knowledge of the Company’s business model, the formulation of corporate strategies and knowledge of key competitors, markets and business risks;
•
Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;
•
Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;
•
Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts and communities in which the Company operates;
•
Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•
Ethics—the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

Nomination Procedures. The Board has established that the Governance Committee oversees the nomination process and recommends nominees to the Board. As outlined above, in selecting a qualified nominee, the Board considers such factors as it deems appropriate, which may include the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee’s standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders. Shareholders of record may nominate directors in accordance with the Company’s bylaws which require, among other items, notice sent to the Company’s Secretary (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1st or later than May 31st in such year. No nominations other than those proposed by the Governance Committee were received for the Annual Meeting.

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The table below provides information about each of the Company’s director nominees, including the committee positions they currently hold as of the date of this Proxy Statement, their principal occupations and employment during at least the past five years and their directorships, if any, in public companies other than the Company.

Glenn W. Bunting
Director Since: 2014 Age: 81	Committees: • Nominating and Corporate Governance

Business Experience (1)

Mr. Bunting has served as President of GB Corporation since January 2011. From 1985 until 2010, Mr. Bunting served as President and Chief Executive Officer of American KB Properties, Inc., which developed and managed shopping centers. Mr. Bunting was a director of Cornerstone Realty Income Trust, Inc., of which Glade M. Knight was Chairman and Chief Executive Officer, from 1993 until its merger with Colonial Properties Trust in 2005. He also served as a member of the Board of Directors of Landmark Apartment Trust of America until 2016 when it merged with and into an affiliate of Starwood Capital Group. Mr. Bunting served as a director of Apple Two, Apple Five, Apple Seven and Apple Eight until the companies were sold to a third party or merged with the Company, as described in Note 1 below. Mr. Bunting received a Bachelor of Business Administration degree from Campbell University. The Board of Directors believes his extensive management and REIT experience and strong background in commercial real estate, investment, strategic planning, risk management and finance provide him with the skills and qualifications to serve as a director.

Jon A. Fosheim
Director Since: 2015 Age: 75	Committees: • Audit • Nominating and Corporate Governance

Business Experience

Mr. Fosheim was the Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 until his retirement in 2011. Oak Hill REIT Management, LLC is a hedge fund specializing in REIT investments. From 1985 until 2005, Mr. Fosheim was a Principal and Co-founder of Green Street, a real estate analytics firm. Prior to that, Mr. Fosheim worked in institutional sales at Bear Stearns & Co., a global investment bank, and worked in the tax department at Touche Ross and Co. (now Deloitte LLP), an international accounting firm. From 2017 until 2024, Mr. Fosheim served on the Board of Directors of DigitalBridge Group, Inc., formerly Colony Capital, Inc., most recently serving on the Audit Committee and the Compensation Committee of such board. Mr. Fosheim attended the University of South Dakota, earning Bachelor of Arts, Master of Business Administration, and Juris Doctor degrees. The Board of Directors believes his extensive investment management, finance, strategic planning, governance, risk management and REIT experience and his leadership and management background provide him with the skills and qualifications to serve as a director.

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Carolyn B. Handlon
Director Since: 2023 Age: 68	Committees: • Audit (Chair) • Compensation

Business Experience

Ms. Handlon served as the Executive Vice President, Finance and Global Treasurer, of Marriott International, Inc. (“Marriott”) for more than 17 years until her retirement in April 2022, overseeing the financial health and strategy, global investments, and capital markets for Marriott. Ms. Handlon joined Marriott in 1987 as Corporate Finance Manager and held various positions of increasing seniority and responsibility during her tenure with the company. During her 35 years of leadership experience with Marriott, Ms. Handlon’s areas of responsibility spanned global capital markets, global investment, real estate lending, corporate financial strategy and financial risk management. Instrumental in Marriott’s growth, Ms. Handlon was a key leader in strategic transformations, including the creation of Marriott’s asset-light business models, company spin-offs, and mergers and acquisitions. Prior to joining Marriott, Ms. Handlon worked for the Overseas Private Investment Corporation and for the Continental Illinois National Bank and Trust. Ms. Handlon currently serves on the Board of Directors for Invesco Mortgage Capital Inc. and on the Compensation Committee, the Nomination and Corporate Governance Committee, and the Audit Committee of such board. Ms. Handlon also serves on the Board of Directors for Science Applications International Corporation and on the Audit Committee and Nominating and Corporate Governance Committee of such board. Ms. Handlon is a member of the Economic Club of Washington, D.C., the National Association of Corporate Directors and Women Corporate Directors. Ms. Handlon holds a Bachelor of Arts degree from Virginia Polytechnic Institute and State University and a Master of Business Administration degree from Indiana University. Ms. Handlon also holds a Corporate Board Certificate from Harvard Business School. The Board of Directors believes her extensive 40-year background in the financial and global markets and real estate industries along with senior leadership, investment, strategic planning, risk management and hotel industry experience provide her with the skills and qualifications to serve as a director.

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Glade M. Knight
Executive Chairman Director Since: 2007 Age: 82	Committees:

Business Experience (1)

Mr. Knight is the founder of the Company and has served as Executive Chairman since May 2014, and previously served as Chairman and Chief Executive Officer of the Company since its inception. Mr. Knight was also the founder of each of the Apple REIT Companies and served as their Chairman and Chief Executive Officer from their inception until the companies were sold to a third party or merged with the Company, as described in Note 1 below. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., a REIT, from 1993 until it merged with Colonial Properties Trust, a REIT, in 2005. Following the merger in 2005 until April 2011, Mr. Knight served as a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is a partner of Energy 11 GP, LLC, and Energy Resources 12 GP, LLC, which are the respective general partners of Energy 11, L.P. and Energy Resources 12, L.P., partnerships focused on investments in the oil and gas industry. Mr. Knight is the founding Chairman of Southern Virginia University in Buena Vista, Virginia. Additionally, he is a founding member of Brigham Young University’s Entrepreneurial Department of the Graduate School of Business Management. The Board of Directors believes his extensive REIT executive experience and extensive background in real estate, the hotel industry, investment, corporate finance, risk management and strategic planning, as well as his entrepreneurial background, provide him with the skills and qualifications to serve as a director.

Glade M. Knight is the father of Justin G. Knight, the Company’s Chief Executive Officer, and Nelson G. Knight, the Company’s President, Real Estate and Investments.

Justin G. Knight
Chief Executive Officer Director Since: 2015 Age: 52	Committees:

Business Experience (1)

Mr. Knight has served as Chief Executive Officer of the Company since May 2014 and served as President of the Company from its inception through March 2020. Mr. Knight also served as President of each of the Apple REIT Companies, except Apple Suites, until they were sold to a third party or merged with the Company, as described in Note 1 below. Mr. Knight joined the Apple REIT Companies in 2000 and held various senior management positions prior to his appointment as President. Mr. Knight currently serves on the Marriott Owners Advisory Council, as President of the Residence Inn Association Board, and as an Owner Representative on the Executive Committee and a member of the Owner Leader Council of the American Hotel & Lodging Association (AHLA). From 2014 to 2023, Mr. Knight served as a member of the AHLA Board of Directors and acted as Chair of such board in 2022. Mr. Knight is also a member of the National Advisory Council of the Marriott School at Brigham Young University, Provo, Utah. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University. The Board of Directors believes his extensive executive experience and REIT industry, hotel industry, risk management, strategic planning, investment, finance and management experience provide him with the skills and qualifications to serve as a director.

Justin G. Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Nelson G. Knight, the Company’s President, Real Estate and Investments.

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Blythe J. McGarvie
Lead Independent Director Director Since: 2018 Age: 69	Committees: • Nominating and Corporate Governance

Business Experience

Ms. McGarvie was a member of the faculty of Harvard Business School, teaching Financial Reporting and Controls on a full-time basis from July 2012 to June 2014. Ms. McGarvie served as Chief Executive Officer and Founder of Leadership for International Finance, LLC, an advisory firm offering consulting services and providing leadership seminars, from 2003 to 2012, where she offered strategic reviews and leadership seminars for improved decision-making for corporate and academic groups. From 1999 to 2002, Ms. McGarvie was the Executive Vice President and Chief Financial Officer of BIC Group, a publicly traded consumer goods company with operations in 36 countries. Prior to that, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co., a Fortune 500 retailer, and Chief Administrative Officer of Sara Lee Corporation for the Pacific Rim. Ms. McGarvie currently serves on the boards of directors of Sonoco Products Company (“Sonoco”) (since 2014), Cineworld Group PLC (since 2023) and Wawa, Inc. (since 1998). She serves as chair of the Financial Policy Committee and as a member of the Employee and Public Responsibility Committee for Sonoco, as chair of the Audit Committee and a member of the Nominating/Governance Committee for Cineworld Group PLC, and as Lead Independent Director for Wawa, Inc. From 2012 until 2025, Ms. McGarvie served on the board of directors for LKQ Corporation, most recently serving on the Audit Committee and the Governance/Nominating Committee of such board. Ms. McGarvie previously served on the boards of directors of Accenture plc, Viacom Inc., Pepsi Bottling Group, Inc., The Travelers Companies, Inc. and Lafarge North America. Ms. McGarvie is a member of the Wall Street Journal Board of Directors Council. Ms. McGarvie is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics from Northwestern University, Evanston, Illinois, and a Master of Business Administration from Northwestern University’s J.L. Kellogg Graduate School of Management. The Board of Directors believes her extensive experience serving on a wide range of boards, as well as her strong finance, accounting, strategic planning, governance, and risk management background and entrepreneurial success provide her with the skills and qualifications to serve as a director.

L. Hugh Redd
Director Since: 2015 Age: 68	Committees: • Audit • Compensation (Chair)

Business Experience

Mr. Redd was the Senior Vice President and Chief Financial Officer of General Dynamics Corporation, an aerospace and defense company, until December 2013. He had worked for General Dynamics Corporation since 1986, serving as a Senior Financial Analyst and also as Vice President and Controller of General Dynamics Land Systems in Sterling Heights, Michigan. He received a Bachelor of Science degree in Accounting from Brigham Young University and a Master in Professional Accounting degree from the University of Texas. He is also a Certified Public Accountant. Mr. Redd currently serves on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia, and formerly served as Chairman of such board. The Board of Directors believes his extensive financial and accounting experience, as well as his strategic planning, risk management and public company management experience, provide him with the skills and qualifications to serve as a director.

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Howard E. Woolley
Director Since: 2021 Age: 68	Committees: • Compensation • Nominating and Corporate Governance (Chair)

Business Experience

Mr. Woolley has served as President and Chief Executive Officer of Howard Woolley Group, LLC, a government affairs, public policy and regulatory risk advisory firm serving leading technology and wireless industry companies, since 2015. His firm has also given strategic advice to clients on managing public policy matters with diverse markets and constituencies. Prior to founding Howard Woolley Group, LLC, Mr. Woolley served as Senior Vice President Wireless Policy and Strategic Alliances for Verizon Communications Inc. (“Verizon”). During his tenure at Verizon, Mr. Woolley led the government relations for Verizon Wireless from the company’s founding in 2000 until his retirement in 2013. Prior to Verizon, Mr. Woolley served as Vice President, Regulatory Affairs for the National Association of Broadcasters. Mr. Woolley currently serves on the Board of Directors for Somos, Inc., a global telecommunications company and leading provider of phone number intelligence, and serves as the Lead Independent Director as well as on the Executive Committee, the Nominating and Governance Committee and as chair of the Compensation Committee of such board. Mr. Woolley also serves on the Allianz Life Insurance Company of North America Board of Directors where he is a member of the Audit Committee and the Nomination, Evaluation and Compensation Committee. Mr. Woolley also serves on the Board of Directors for the Allianz Life Insurance Company of New York. Mr. Woolley serves on the Board of Trustees for Johns Hopkins University, serving on the Committees of Audits and Institutional Risk Management; Trusteeship, Nominations and By-Laws; and Philanthropy and Engagement. Mr. Woolley also serves on the Board of Trustees for Johns Hopkins Medicine and served on the Executive Committee of such board from the 2017 to 2024 academic years. Mr. Woolley co-chairs the Johns Hopkins External Affairs and Community Engagement Committee. Mr. Woolley is on the Board of Trustees for Syracuse University and serves on the Academic Affairs, Student Experience and Executive Committees of such board. Mr. Woolley holds a Bachelor of Science degree from the S.I. Newhouse School of Public Communications at Syracuse University and a Master of Administrative Sciences degree in business from Johns Hopkins University. Mr. Woolley is often asked to serve on corporate board governance panels for organizations such as the National Association of Corporate Directors, Financial Times, Ernst & Young LLP and the Executive Leadership Council. The Board of Directors believes his extensive leadership and governance experience, as well as his experience in strategic planning, public policy, regulatory, risk management and government affairs, provide him with the skills and qualifications to serve as a director.

(1)
Below are the “Apple REIT Companies” that were sold to a third party or merged with the Company. All of the Apple REIT Companies, founded by Glade M. Knight, were REITs with ownership of primarily rooms-focused hotels.

Company	Formation Date	Sale/Merger Description
Apple Suites, Inc. (“Apple Suites”)	1999	Merged with Apple Hospitality Two, Inc. in January 2003
Apple Hospitality Two, Inc. (“Apple Two”)	2001	Sold to an affiliate of ING Clarion in May 2007
Apple Hospitality Five, Inc. (“Apple Five”)	2002	Sold to Inland American Real Estate Trust, Inc. in October 2007
Apple REIT Six, Inc. (“Apple Six”)	2004	Sold to an affiliate of Blackstone Real Estate Partners VII in May 2013
Apple REIT Seven, Inc. (“Apple Seven”)	2005	Merged with the Company in March 2014
Apple REIT Eight, Inc. (“Apple Eight”)	2007	Merged with the Company in March 2014
Apple REIT Nine, Inc. (“Apple Nine”)	2007	Original name of the Company. Name changed to Apple Hospitality REIT, Inc. in March 2014
Apple REIT Ten, Inc. (“Apple Ten”)	2010	Merged with the Company in September 2016

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CORPORATE GOVERNANCE

Board of Directors. The Company’s Board of Directors has determined that all of the Company’s directors (and nominees for director), except Glade M. Knight and Justin G. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (“NYSE”). In making this determination, the Board considered all relationships between the applicable director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors’ fees and equity-based awards); (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company; or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual Proxy Statement.

In order to optimize the effectiveness and independence of the Board, the independent directors have designated an independent, non-employee director to serve as the Company’s Lead Independent Director, which currently is held by Blythe J. McGarvie, as of the date of this Proxy Statement. See “Committees of the Board and Board Leadership.” Jon A. Fosheim served as Lead Independent Director from February 2017 through February 2026.

Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics for the Company’s officers, directors and employees, which is available at the Company’s website, www.applehospitalityreit.com. The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and (c) compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees. Any waiver of the Code of Business Conduct and Ethics for the Company’s executive officers or Board may be made only by the Board or one of the Board’s committees. The Company anticipates that any waivers of the Code of Business Conduct and Ethics for executive officers or directors will be posted on the Company’s website.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines that set forth the guidelines and principles for the conduct of the Board of Directors, which are available at the Company’s website, www.applehospitalityreit.com. The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing shareholder value over the long term.

Risk Oversight. The Board believes that risk oversight is a key function of a board of directors. It administers its oversight responsibilities through its Audit Committee, Governance Committee and Compensation Committee. All members of each of these committees are independent directors. The entire Board is kept abreast of and involved in the Company’s risk oversight process. It is through the approval of officers and compensation plans, as well as management updates on property performance, industry performance, financing strategy, acquisitions and dispositions strategy and capital improvements, that the Board has input to manage the Company’s various risks. Additionally, through the Audit Committee, the Board reviews management’s and independent auditors’ reports on the Company’s internal controls and any associated potential risks of fraudulent activities as well as risks related to cybersecurity. In 2022, the Board approved changes to the Charter of the Governance Committee to formalize the Governance Committee’s role in reviewing the Company’s policies, programs and practices related to corporate responsibility and climate-related risks and opportunities. In 2023, the Board approved amendments to the Charter of the Audit Committee to formally expand the Audit Committee’s oversight of risk management policies to include those related to cybersecurity. Through the Compensation Committee, the Board oversees risk related to compensation practices with the objective of balancing risk/rewards to overall business strategy, including the

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Company’s corporate responsibility initiatives. Risk oversight is also one of the factors considered by the Board in establishing its leadership structure. The Company has separated the roles of Executive Chairman and Chief Executive Officer to create a leadership structure that the Board believes strikes the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis and also has a Lead Independent Director to optimize the effectiveness and independence of the Board.

Shareholder Communications. The Company and the Board value the views and opinions of the Company’s shareholders and believe strong corporate governance practices demand consistent outreach, effective communication and regular engagement with shareholders. Regular shareholder engagement better positions the Company to:

•
understand which issues are most important to its shareholders and provide relevant information;
•
provide transparency related to its business, operations, strategies, governance and compensation;
•
recognize expectations for future performance;
•
identify emerging issues that may affect its business, operations, strategies, governance or compensation; and
•
obtain valuable feedback for its business and the lodging industry in general.

The Company’s shareholder and investor interaction includes the Company’s annual meeting of shareholders, industry conferences, analyst meetings, investor road shows, property tours and individual meetings, both in person and virtually. The Company also provides information to stakeholders through its website, quarterly earnings calls, SEC filings, Proxy Statement, news releases, investor presentations and other communication channels. Shareholders and other interested parties may send communications to the Board or to specified individual directors. Any such communications should be directed to the attention of the Lead Independent Director at Apple Hospitality REIT, Inc., 814 East Main Street, Richmond, Virginia 23219. The Lead Independent Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Share Ownership Guidelines. The Board believes that equity ownership by directors and executive officers will align their interests with shareholders’ interests. To that end, the Company has adopted formal share ownership guidelines, included in the Company’s Corporate Governance Guidelines, applicable to all of its directors and executive officers. On an annual basis, the Company evaluates the ownership status of the directors and executive officers. Directors and executive officers are required to own securities of the Company with a value equal to the following multiple of their annual base cash retainer (for directors) or their annual base salary (for executive officers):

Directors	4x
Chief Executive Officer	5x
Other executive officers	3x

New directors are required to comply with the ownership requirements within five years of becoming a member of the Board. The Chief Executive Officer is required to comply with the ownership requirements within two years of becoming Chief Executive Officer and other new executive officers are required to comply with the ownership requirements by January 1st of the year following the fourth anniversary of being named an executive officer. All current directors and executive officers have either met the equity ownership levels of the guidelines or are within the applicable transition period.

The Governance Committee may waive the stock ownership requirements in the event of financial hardship or other good cause.

Insider Trading Policy. The Company has an insider trading policy that governs the purchase, sale, and other dispositions and transactions of its securities by its directors, officers, and employees which is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. Refer to Exhibit

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19 of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 for a copy of the Company’s insider trading policy.

Hedging and Pledging of Company Securities. The Company’s Insider Trading Policy prohibits directors and employees, including the executive officers, from hedging their ownership of the Company’s stock, including a prohibition on engaging in the following transactions: (i) trading in call or put options involving the Company’s securities and other derivative securities; (ii) engaging in short sales of the Company’s securities; (iii) holding the Company’s securities in accounts that are subject to margin calls; (iv) other hedging or monetization transactions related to the Company’s securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (v) pledging more than 50% of the number of the Company’s securities held individually to secure loans.

Compensation Recovery Policy. In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an incentive Compensation Recovery Policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement in which the restated financial reporting measure resulted in a lower incentive award. Refer to Exhibit 97 of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 for a copy of the Company's Compensation Recovery Policy.

Board Self-Evaluation. Pursuant to the Company’s Corporate Governance Guidelines and the charters of the Compensation, Audit and Governance Committees of the Board of Directors, the Governance Committee oversees the annual self-evaluation of the Board and each committee. The self-evaluation requires each director to complete a detailed questionnaire soliciting input on matters such as board structure and composition, committee structure, board and committee meeting conduct, board support, education, and board and committee performance. The Governance Committee reports the assessments to the Board, and if the Board determines that changes in its governance practices need to be made, management and the Governance Committee will work with the Board to implement the necessary changes.

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COMMITTEES OF THE BOARD AND BOARD LEADERSHIP

Summary. The Board of Directors has three standing committees, specified below, which meet regularly. The following table shows each committee’s function, membership and the number of meetings held during 2025 as well as changes in membership for 2026, effective March 1, 2026:

Members		Number of Meetings
2026(1)	2025(2)	During 2025
Audit Committee		5
Carolyn B. Handlon(3)(4) Jon A. Fosheim(4) L. Hugh Redd(4)	L. Hugh Redd(3)(4) Glenn W. Bunting Jon A. Fosheim(4) Carolyn B. Handlon(4)

Responsibilities

Responsibilities are outlined in its written charter that is available at the Company’s website, www.applehospitalityreit.com, and include oversight responsibility relating to the integrity of the Company’s consolidated financial statements and financial reporting processes. The Audit Committee also oversees the Company’s overall risk profile and risk management policies including those related to cybersecurity. A report by the Audit Committee appears in a following section of this Proxy Statement.

Compensation Committee		3
L. Hugh Redd(3) Carolyn B. Handlon Howard Woolley	Glenn W. Bunting(3) L. Hugh Redd Howard Woolley

Responsibilities

Responsibilities are outlined in its written charter that is available at the Company’s website, www.applehospitalityreit.com, and include administration of the Company’s compensation and incentive plans for the Company’s executive officers and oversight of the Company’s compensation practices.

Nominating and Corporate Governance Committee		3
Howard E. Woolley(3) Glenn W. Bunting Jon A. Fosheim Blythe J. McGarvie	Blythe J. McGarvie(3) Jon A. Fosheim Howard E. Woolley Carolyn B. Handlon

Responsibilities

Responsibilities are outlined in its written charter that is available at the Company’s website, www.applehospitalityreit.com, and include oversight of all aspects of the Company’s corporate governance, director compensation, and nominations process for the Board of Directors and its committees. The Governance Committee also reviews the Company’s policies, programs and practices related to corporate responsibility, including environmental and related risks, social, human capital and other matters.

(1)
Committee members from March 1, 2026 onward.
(2)
Committee members through February 28, 2026.
(3)
Indicates the Committee Chair.
(4)
Indicates Audit Committee Financial Expert.

Under the Company’s Corporate Governance Guidelines, the Board may form other committees from time to time as it determines appropriate to facilitate and assist in the execution of the Board’s responsibilities. One such committee, the Executive Committee, currently consisting of Glade M. Knight (Chair), Justin G. Knight, Blythe J. McGarvie and L. Hugh Redd, has been established by the Board, but has not had occasion to meet since its formation.

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Board Leadership. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors periodically consider the Board’s leadership structure. Currently, the roles of Executive Chairman and Chief Executive Officer are held by different individuals. Glade M. Knight serves as Executive Chairman and Justin G. Knight serves as Chief Executive Officer. The Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Executive Chairman of the Board presides at all meetings of the shareholders and of the Board as a whole. The Executive Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.

Additionally, the Board has appointed Blythe J. McGarvie to serve as Lead Independent Director beginning March 1, 2026. Jon A. Fosheim served as the Board's Lead Independent Director through February 28, 2026. The Lead Independent Director’s responsibilities include, among other things, presiding at meetings or executive sessions of the independent directors and non-employee directors, serving as a liaison to facilitate communications between the Executive Chairman, the Chief Executive Officer and other members of the Board, without inhibiting direct communications between and among such persons, and serving as a liaison to shareholders who request direct communications and consultations with the Board.

Audit Committee Independence. The Board of Directors has determined that each current member of the Audit Committee is “independent” as defined in the listing standards of the NYSE. To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary; or (b) be an affiliate of the Company or any subsidiary. The Audit Committee currently has three members, Carolyn B. Handlon, Jon A. Fosheim and L. Hugh Redd, who are “financial experts” within the meaning of the regulations issued by the Securities and Exchange Commission. The Company’s management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the Board has determined that each Audit Committee member is “financially literate” and that each of the three members has “accounting or related financial management expertise,” as all such terms are defined by the rules of the NYSE.

Board Meetings, Attendance and Related Information. The Board held a total of three meetings during 2025 (including regularly scheduled and special meetings). It is the policy of the Company that directors should attend each annual meeting of shareholders. All directors serving at the time of the meeting attended the 2025 Annual Meeting of shareholders. The Company also expects directors to attend each regularly scheduled and special meeting of the Board, but recognizes that, from time to time, other commitments may preclude full attendance. In 2025, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors that were held during the period in which he or she was a director, and (b) the total number of meetings held by all committees of the Board on which he or she served during the period in which he or she served.

Independent Director Sessions. The independent members of the Board of Directors meet independently of management and the non-independent directors in executive sessions on a regular basis, presided by the Lead Independent Director. During 2025, the independent members of the Board of Directors met four times.

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2025 COMPENSATION OF DIRECTORS

The compensation of the directors is reviewed and approved annually by the Board of Directors. During 2025, the directors of the Company were compensated as follows:

Compensation of Non-Employee Directors. In 2025, the non-employee directors (classified by the Company as all directors other than Glade M. Knight and Justin G. Knight), were entitled to receive the following compensation arrangements, paid in quarterly installments:

Position Held	2025 Compensation
Board of Directors - Annual Retainer (payable in cash)	$70,000
Board of Directors - Annual Retainer (payable in Common Shares)	115,000
Audit Committee Chair (in addition to fees for service on Disclosure Committee)	25,000
Compensation Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	20,000
Lead Independent Director	30,000
Committee Member (per committee)	10,000

In January 2026, the Governance Committee engaged Ferguson Partners Consulting L.P. (“FPC”) to evaluate the non-employee directors' compensation. Utilizing the same peer group as the report prepared for executive compensation discussed below under “Compensation Discussion and Analysis,” FPC indicated the annual retainer (inclusive of cash and equity) paid to the non-employee directors, was determined to be below the median of the peer group, ranking in the 38th percentile, with the portion of total compensation paid in the form of equity ranked at the 50th percentile. Separately, FPC noted that compensation paid for committee chair retainers and committee member retainers were at or above the median of the peer group. After reviewing the report and considering FPC’s assessments, the Governance Committee recommended to the Board of Directors a change to the non-employee director compensation to increase the annual base retainer. The Governance Committee believes the change was important to continue to attract and retain superior board members. Upon review and discussion of the Governance Committee’s recommendation, the Board of Directors approved the following updates to the non-employee director compensation effective beginning March 1, 2026: (i) increase the annual retainer payable in cash from $70,000 to $80,000; and (ii) increase the annual retainer payable in common shares from $115,000 to $135,000, each paid in quarterly installments.

Non-Employee Director Deferral Program. Effective June 1, 2018, the Board of Directors adopted the Non-Employee Director Deferral Program (the “Director Deferral Program”) for the purpose of providing non-employee members of the Board the opportunity to elect to defer receipt of all or a portion of the annual retainer payable to them for their service on the Board, including the portion of the annual retainer amounts payable in cash (including for service as a committee member, as Chair of a committee of the Board or as Lead Independent Director) and the portion of the annual retainer amounts payable in fully vested Common Shares. As specified by the director, the receipt of payment may be deferred until either (i) the date that his or her service on the Board has ended, (ii) a specified date, or (iii) the earlier of the specified date or the date that his or her service on the Board has ended. The deferred amounts will also be paid if, prior to the time specified by the director, the Company experiences a change in control or upon death of the director. For the portion of the director fees payable in shares, the director may elect to defer his or her fees in the form of deferred stock units, and for the portion of the director fees payable in cash, the director may elect to defer his or her fees either in the form of deferred stock units or as deferred cash fees.

Under the Director Deferral Program, the Company has established a notional deferral account (for bookkeeping purposes only) for each non-employee director who has elected to participate and all deferred fees are credited to this account, whether in cash or stock, as of the date the fee otherwise would have been paid to the director (the “Quarterly Deferral Date”). Deferred fees converted into deferred stock units are credited to the deferral account based on the fair market value of the Company’s Common Shares on the Quarterly Deferral Date. On each Quarterly Deferral Date, dividends earned on deferred stock units are credited to the deferral account in the form of additional

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deferred stock units based on dividends declared by the Company on its outstanding Common Shares during the quarter and the fair market value of the stock on such date. Additionally, on each Quarterly Deferral Date, deferred cash fees are credited with an additional deferred cash amount based on the dividends declared by the Company during the quarter on its outstanding Common Shares and the share equivalent, as defined in the Director Deferral Program, of the deferred cash balance from the preceding quarter. Upon the applicable payment date, as described above in the preceding paragraph, any deferred stock units credited to a director’s deferral account will be settled solely by delivering an amount of the Company’s Common Shares equal to the number of such deferred stock units, and, with respect to any deferred cash fees credited to the director’s deferral account, such fees will be paid solely in the form of cash. Directors have no rights as shareholders of the Company with respect to deferred stock units credited to their deferral accounts.

In 2024, the Director Deferral Program was amended and restated for the purpose of continuing the plan with respect to awards under the 2024 Omnibus Incentive Plan. During 2025, two of the non-employee directors elected to participate in the Director Deferral Program by deferring all or a portion of their annual retainer fees in the form of deferred stock units.

Reimbursements to Directors in 2025. All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend the annual shareholder meeting, meetings of the directors and committee meetings and in conducting the business of the Company. Directors are also reimbursed for continuing education expenses up to $3,000 annually.

Employee Directors. Glade M. Knight and Justin G. Knight are employee directors of the Company and accordingly, during 2025, they received no compensation from the Company during their term of employment for their services as directors.

Director Compensation. The following table shows the amounts earned in 2025 by the Company’s non-employee directors.

Director	Fees Earned or Paid in Cash (1)	Share Awards (2)	All Other Compensation (3)	Total
Glenn W. Bunting	$100,000	$114,996	$—	$214,996
Jon A. Fosheim	120,000	114,996	39,466	274,462
Kristian M. Gathright (4)	70,000	114,996	—	184,996
Carolyn B. Handlon	90,000	114,996	—	204,996
Blythe J. McGarvie	90,000	114,996	—	204,996
L. Hugh Redd	109,000	114,996	27,411	251,407
Howard E. Woolley	90,000	114,996	21,068	226,064

(1)
In addition to cash fees not deferred, the amounts in this column include any cash fees that non-employee directors elected to defer in the form of deferred stock units or deferred cash fees under the Director Deferral Program, as well as cash fees paid to Mr. Redd for service on the Disclosure Committee.
(2)
The amounts in this column reflect the grant date fair value determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Each non-employee director was awarded 9,041 fully vested Common Shares (or deferred stock units if so elected). No share options were granted in 2025.
(3)
This column represents earnings on deferred stock unit and deferred cash fee accounts under the Director Deferral Program.
(4)
Ms. Gathright resigned from the Board on February 9, 2026, and, as a result, received cash fees and share awards through the date of her resignation. Ms. Gathright was an independent director prior to resigning.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board recommends the ratification of such appointment by shareholders. The Audit Committee is responsible for the selection, evaluation, compensation, retention and oversight of the Company’s independent registered public accounting firm, and the Audit Committee, led by its Chair, is directly involved in the selection of the lead engagement partner.

KPMG became the Company's independent registered public accounting firm effective February 22, 2024, and was appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Prior to February 22, 2024, the Company’s independent registered public accounting firm was Ernst & Young LLP (“E&Y”).

One or more representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.

Auditor Fees

The following table sets forth the aggregate independent accounting fees billed by KPMG, the Company's independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024, respectively.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2025	$957,500	$—	$400,750	$—
2024	857,500	—	603,280	—

All services rendered by KPMG are permissible under applicable laws and regulations, and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law. The nature of each of the services categorized in the preceding table is described below:

Audit Fees. These are fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements, and other accounting and financial reporting work necessary to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and fees for services that only the Company’s independent auditor can reasonably provide.

Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include accounting consultations, internal control reviews, audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and required agreed-upon procedure engagements.

Tax Fees. Such services include tax compliance, tax advice and tax planning.

All Other Fees. These are fees for other permissible work that does not meet the above category descriptions.

These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work performed

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for the audit of the Company’s consolidated financial statements. The Audit Committee has concluded that the provision of the non-audit services by KPMG was compatible with maintaining KPMG's independence.

Pre-Approval Policy for Audit and Non-Audit Services

In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that act, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve fees for preparing and filing tax returns and up to $250,000 in certain other tax services. This authority may be exercised when the Audit Committee is not in session. Any decisions by the Chair of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All audit fees reported in the preceding fee table for fiscal years 2024 and 2025 were pre-approved by the full Audit Committee, as required by then applicable law.

The Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and non-binding and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of KPMG by the affirmative vote of a majority of the votes cast at the meeting, the Audit Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors at the time of this Audit Committee Report was composed of four directors. All four directors are independent directors as defined under “Committees of the Board and Board Leadership—Audit Committee Independence.” The Audit Committee operates under a written charter that was adopted by the Board of Directors and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2025 with management and the Company’s independent auditor, KPMG, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, any critical audit matters identified during the audit and the clarity of disclosure in the financial statements. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s report on the effectiveness of the Company’s internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and the notes thereto in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed pursuant to the applicable requirements of the PCAOB and the Securities and Exchange Commission. Additionally, the Audit Committee has received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed, with the independent auditors, the independent auditors’ independence.

Based on the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.

The Audit Committee (1):
L. Hugh Redd, Chair
Glenn W. Bunting
Jon A. Fosheim
Carolyn B. Handlon

(1)
Following the Audit Committee's approval of this Report and recommendation to the Board of Directors, the Audit Committee's members were updated to currently include Carolyn B. Handlon as Chair and L. Hugh Redd and Jon A. Fosheim as members, effective March 1, 2026.

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

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EXECUTIVE OFFICERS

Each executive officer is appointed annually by the Board of Directors. The following table sets forth biographical information regarding the Company’s executive officers, other than Glade M. Knight, Executive Chairman, and Justin G. Knight, Chief Executive Officer, who also serve as directors and whose information is provided above in the section titled “Proposal 1. Election of Directors”:

Jeanette A. Clarke
Senior Vice President and Chief Capital Investments Officer Age: 44

Business Experience (1)

Ms. Clarke was appointed Senior Vice President and Chief Capital Investments Officer effective April 1, 2020. Ms. Clarke previously served as Senior Vice President of Capital Investments for the Company since March 2019 and has held various management and senior management positions with the Apple REIT Companies (as described in Note 1 below) since 2012. Ms. Clarke joined the Apple REIT Companies in 2008. Ms. Clarke has been instrumental in the development of the Company’s capital investments team, fostering valuable relationships with brand, manager and supplier teams, leading strategic capital reinvestment initiatives, and overseeing the Company’s energy efficiency and sustainability investment programs. Prior to joining the Apple REIT Companies, Ms. Clarke served as a Senior Financial Analyst at Genworth Financial, and from 2003 until 2008, she served in various roles at Circuit City Stores, Inc., including Accounting Manager of Expense, Service and Advertising Payables. Within the industry, Ms. Clarke serves on the Marriott Capital Asset Planning and Execution (CAPE) Board and the Hilton Product Advisory Council. Ms. Clarke is also a member of the Virginia Commonwealth University Foundation Board of Trustees, serving on the Investments Committee and is a member of the Longwood University College of Business and Economics Advisory Board, serving as chair of the Strategic Planning Committee. Ms. Clarke holds a Master of Business Administration degree from Virginia Commonwealth University and a Bachelor of Science degree, Magna Cum Laude, in Business Administration with a concentration in Finance and minor in Economics from Longwood University.

Karen C. Gallagher
Senior Vice President and Chief Operating Officer Age: 49

Business Experience (1)

Ms. Gallagher was appointed Senior Vice President and Chief Operating Officer effective April 1, 2020. Ms. Gallagher previously served as Senior Vice President of Asset Management for the Company since January 2012 and has held various management and senior management positions with the Apple REIT Companies (as described in Note 1 below) since 2005. Ms. Gallagher joined the Apple REIT Companies in 2003. Ms. Gallagher’s leadership of the asset management team has been instrumental in fostering relationships with brand and management company teams and developing the Company’s analytical and benchmarking of property-level performance methodology, each helping to maximize profitability. Prior to joining the Apple REIT Companies, from 2000 to 2003, Ms. Gallagher served as Senior Assurance Associate with Ernst & Young LLP, where she specialized in real estate clients. Within the industry, Ms. Gallagher serves as a member of the Hilton Technology Owners Advisory Council, as well as the Global Finance Committee for the lodging industry sponsored by the Hospitality Financial and Technology Professionals and American Hotel & Lodging Association. Ms. Gallagher holds a Master of Science degree in Accounting and a Bachelor of Science degree in Commerce from the McIntire School of Commerce at the University of Virginia, and a second major in Economics from the School of Arts and Sciences at the University of Virginia. Ms. Gallagher is a Certified Public Accountant.

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Nelson G. Knight
President, Real Estate and Investments Age: 44

Business Experience (1)

Mr. Knight was appointed President, Real Estate and Investments effective April 1, 2020. Mr. Knight previously served as Executive Vice President and Chief Investment Officer for the Company since May 2014. Prior to serving in that position, Mr. Knight held various senior management positions with the Apple REIT Companies (as described in Note 1 below). Mr. Knight joined the Apple REIT Companies in 2005. Mr. Knight executes on the Company’s capital deployment strategies, including oversight of the Company’s capital reinvestment team. Mr. Knight serves on the Home2 Suites by Hilton Owners Advisory Council, on the AC Hotels by Marriott Franchise Advisory Council, and as an advisory board member of the Hunter Hotel Investment Conference. Mr. Knight serves as Vice Chair on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia, and serves on the Board of Advisors Executive Council for the Center for Real Estate at Texas Christian University’s Neeley School of Business. Mr. Knight holds a Master of Business Administration degree from Texas Christian University, as well as a Bachelor of Arts degree, Cum Laude, in History with a minor in Business from Southern Virginia University.

Nelson G. Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Justin G. Knight, the Company’s Chief Executive Officer.

Rachel S. Labrecque
Senior Vice President and Chief Accounting Officer Age: 47

Business Experience (1)

Ms. Labrecque was appointed Senior Vice President and Chief Accounting Officer effective April 1, 2020. Ms. Labrecque previously served as Senior Vice President of Accounting for the Company since January 2019 and since joining the Apple REIT Companies (as described in Note 1 below) in 2015, has held various management and senior management positions. Ms. Labrecque oversees accounting, financial reporting, treasury operations and taxation for the Company. Prior to joining the Apple REIT Companies, Ms. Labrecque served as Senior Vice President of Finance and Corporate Controller (2011-2015), Vice President and Corporate Controller (2008-2011) and Director of Financial Reporting (2006-2008) of Lucky Strike Entertainment Corporation, formerly Bowlmor AMF Corporation. Ms. Labrecque also held various financial reporting, accounting and auditing roles with The Mills Corporation (a publicly traded REIT), AOL Time Warner, and Arthur Andersen, LLP. Ms. Labrecque holds a Bachelor of Science degree in Accounting from the Virginia Tech Pamplin College of Business. Ms. Labrecque is a Certified Public Accountant.

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Elizabeth S. Perkins
Senior Vice President and Chief Financial Officer Age: 43

Business Experience (1)

Ms. Perkins was appointed Senior Vice President and Chief Financial Officer effective April 1, 2020. Ms. Perkins previously served as Senior Vice President of Corporate Strategy and Reporting for the Company since April 2015 and has held various management and senior management positions with the Apple REIT Companies (as described in Note 1 below) since 2008. Ms. Perkins joined the Apple REIT Companies in 2006. Ms. Perkins has been a key part of the leadership team at the Company, fostering valuable relationships, aiding in strategic investment decisions, directing corporate strategy and reporting initiatives, and overseeing the Company’s finance, capital markets, investor relations, risk management, information technology, business intelligence and internal audit functions. Ms. Perkins currently serves as the executive sponsor for the Company’s ESG Advisory Committee. Prior to joining the Apple REIT Companies, from 2004 to 2006, Ms. Perkins served as Assurance Associate with Ernst & Young LLP, where she specialized in insurance clients and was part of the assurance IPO team for one of those key clients. Within the industry, Ms. Perkins currently serves on the Residence Inn by Marriott System Marketing Fund Council and the distribution advisory councils for Marriott and Hilton. Ms. Perkins also serves on the American Hotel & Lodging Association’s Owner Leader Council, as well as the AHLA Foundation's Board of Trustees and ForWard Advisory Committee. Ms. Perkins holds a Bachelor of Business Administration degree in Accounting from the J.M. Tull School of Accounting within the Terry College of Business at the University of Georgia.

Matthew P. Rash
Senior Vice President, Chief Legal Officer and Secretary Age: 47

Business Experience (1)

Mr. Rash was appointed Senior Vice President, Chief Legal Officer and Secretary effective April 1, 2020. Mr. Rash previously served as Senior Vice President and General Counsel since joining the Company in March 2019. Mr. Rash oversees all legal matters for the Company and serves on the Company’s ESG Advisory Committee. Prior to joining the Company, Mr. Rash served as a Partner (2016-2019) and Associate (2005-2015) at McGuireWoods LLP, a full-service law firm in Richmond, Virginia, where he specialized in commercial real estate transactions, including acquisitions, dispositions and lending, working on numerous transactions with the Apple REIT Companies. From 2004 to 2005, he was a law clerk with the United States District Court for the Eastern District of Virginia, for the Honorable James R. Spencer. Mr. Rash serves on the Virginia Chamber of Commerce Board of Directors. Mr. Rash holds a Juris Doctor degree from the University of Richmond and a Bachelor of Arts degree in Government and Foreign Affairs from the University of Virginia.

(1)
See Note 1 to the Director Nominees table above in the section titled “Proposal 1. Election of Directors” for a description of the “Apple REIT Companies.”

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PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION PAID BY THE COMPANY

In accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement. The Board of Directors has adopted a policy, which shareholders previously approved by a non-binding advisory vote, of providing for an annual “say-on-pay” advisory vote. The Company encourages shareholders to read the disclosure under “Compensation Discussion and Analysis” for more information concerning the Company’s compensation philosophy, programs and practices, the compensation and governance-related actions taken in fiscal year 2025 and the compensation paid to the NEOs.

Accordingly, the Company is asking you to approve the adoption of the following resolution:

RESOLVED: That the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and non-binding and serves only as a recommendation to the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation arrangements for the Company’s NEOs for 2025 and explains the structure and rationale associated with each material element of the 2025 compensation arrangements. The NEOs for 2025 are as follows:

Justin G. Knight	Chief Executive Officer
Nelson G. Knight	President, Real Estate and Investments
Elizabeth S. Perkins	Senior Vice President and Chief Financial Officer
Karen C. Gallagher	Senior Vice President and Chief Operating Officer
Rachel S. Labrecque	Senior Vice President and Chief Accounting Officer

The following chart provides a brief summary of the 2025 incentive compensation program for the Company's NEOs approved by the Compensation Committee in February 2025. Further details of the 2025 incentive compensation program can be found in the paragraphs and sections below.

In February 2025, the Compensation Committee approved an annual incentive program that provided that one-half (50%) of 2025 incentive compensation would be based on operational metrics and performance goals and one-half (50%) of the 2025 incentive compensation program would be based on shareholder return performance consistent with the Company’s historical incentive programs with 75% based on relative shareholder return metrics and 25% based on total shareholder return metrics over one-year, two-year, and three-year periods. With respect to the operational metrics and performance goals, 75% of the operational performance target was based on the following metrics: Comparable Hotels RevPAR growth, Comparable Hotels Adjusted Hotel EBITDA margin, Adjusted EBITDAre and Modified Funds from Operations (MFFO) per share, equally weighted at 18.75% (non-GAAP financial measures are defined in Exhibit 1 to this Proxy Statement). The remaining 25% of the operational performance target was based on an operational performance goal focused on the management of balance sheet maturities and allocation of capital.

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The Compensation Committee continues to maintain a rigorous framework, one that requires outperformance (55th percentile), to achieve target level payout for the relative total shareholder return metrics.

Key Executive Compensation Practices

The following is a summary of the Company’s key practices aligning executive compensation with the interests of its shareholders, with target compensation percentages based on the Compensation Committee’s determinations:

What the Company Does	What the Company Doesn’t Do
•
Annual advisory vote on executive compensation;
•
Approximately 78% of executive target compensation for 2025 is incentive-based;
•
Approximately 75% of executive target incentive-based compensation for 2025 is payable in Common Shares of the Company;
•
50% of target incentive-based compensation for 2025 is based on shareholder return metrics;
•
50% of target incentive-based compensation for 2025 is based on operational metrics and performance goals;
•
Compensation Committee comprised entirely of independent directors;
•
Compensation Committee retains FPC, an independent compensation consultant, who advises the committee on a regular basis;
•
Limited perquisites that are generally on the same terms as other employees and which represent only a small portion of total executive officer compensation;
•
Stock ownership requirements for executive officers;
•
Maximum amounts payable for executive incentive compensation awards; and
•
Market-aligned severance policy for executives with a double trigger for any change in control payments.

•
No employment contracts with executive officers;
•
Company Insider Trading Policy prohibits directors and employees from engaging in hedging of Company securities;
•
No dividends paid on restricted stock awards unless they vest;
•
No grants of stock options; and
•
No supplemental retirement plans.

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Advisory Vote on Executive Compensation

The Company provides its shareholders annually with the opportunity to cast an advisory vote on executive compensation, and in 2025, approximately 97% of the shares voted were in support of the 2024 compensation of the executive officers. The Compensation Committee viewed this advisory vote as an expression by the shareholders of their general satisfaction with the Company’s executive compensation program. Consistent with the advisory vote of the shareholders at the 2025 annual meeting of shareholders, the Company will continue to hold advisory votes on executive compensation annually. The vote on the frequency of the say-on-pay vote is required every six years with the next one to take place in 2029.

Pay for Performance Philosophy

The Company believes that a significant portion of each NEO’s total compensation should be incentive-based to best align their interests with those of its shareholders. As a result, for 2025, the Compensation Committee approved a target compensation for the NEOs with the following average compensation mix:

All incentive compensation is performance-based:

50% on shareholder return metrics

50% on operational metrics and performance goals

The 2025 incentive compensation plan was based on four objective operational performance metrics, one discretionary operational performance goal and six objective shareholder return metrics. To further align interests with its shareholders, 75% of the target incentive compensation was payable in Common Shares of the Company, of which one-third was restricted and subject to a one-year vesting period and the remaining two-thirds being vested at issuance. Based on FPC’s 2024 peer group report discussed below, at the time of the report, the Company had the

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highest percentage of target executive incentive compensation based on objective share and operating performance targets compared to its peer group.

General Philosophy and Objectives

The Company’s executive compensation philosophy continues to focus on attracting, motivating and retaining a superior management team that can maximize shareholder value. The compensation arrangements are designed to reward performance relative to financial and other metrics that the Company believes are key metrics that will enhance shareholder value and to reward executive officers for performance at levels that the Compensation Committee believes to be competitive with other public hospitality REITs. The compensation arrangements consist of both base salary and incentive compensation which is intended to incentivize executive officers to manage the Company in a prudent manner without encouraging unnecessary risk-taking. In establishing the compensation arrangements, the Compensation Committee believes the best way to maintain the alignment of management and shareholder objectives is to have a larger variable component tied to key metrics. On average, approximately 81% of target compensation of the NEOs was designed to be variable in 2025. The incentive goals in the incentive compensation program are set at competitive levels which are expected to require stretch performance but are believed to be achievable. The Compensation Committee also reviews and considers the management team’s overall compensation. The Company has not adopted a formal policy or guideline for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

Role of the Compensation Committee

Pursuant to the Compensation Committee’s charter, the Compensation Committee assists the Board of Directors in discharging the Board of Directors’ responsibilities relating to compensation of the Company’s officers. The Compensation Committee’s duties and responsibilities include, among other things, the following:

•
annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and after evaluating performance in light of those goals and objectives, approve the amount of incentive compensation of the Chief Executive Officer;
•
annually review corporate goals and objectives relevant to the compensation of the executive management officers of the Company, and after evaluating performance in light of those goals and objectives, approve compensation of the executive management officers, other than the Chief Executive Officer; and
•
review and make periodic recommendations to the Board of Directors with respect to the general compensation, benefits and perquisites policies and practices of the Company.

The Compensation Committee’s charter permits it to delegate its functions to one or more subcommittees as permitted by law and to retain consultants and other advisors to assist the Compensation Committee in carrying out its duties in evaluation of executive officer compensation.

In reviewing the Company’s executive compensation structure, the Compensation Committee evaluates data regarding executive compensation paid by, and executive compensation plans of, other public hospitality REITs and other peer group information which has been provided approximately every two years from 2014 to 2025 by FPC. The Compensation Committee utilizes FPC’s recommendations in conjunction with market data to determine annual executive compensation. Base salary and target incentive compensation for 2025 for each NEO was approved by the Compensation Committee after consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their positions, the anticipated difficulty to replace the individual, and total compensation paid to each NEO in prior years.

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Role of the Chief Executive Officer

In connection with determining compensation of executive officers, the Compensation Committee has sought input from the Company’s Chief Executive Officer. Any recommendations given by the Chief Executive Officer will be based upon the Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance and employee retention considerations. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and in its sole discretion determines all executive officer compensation.

Compensation Consultant

The Compensation Committee periodically consults with FPC as its independent executive compensation consultant regarding compensation arrangements. The Compensation Committee’s charter authorizes the Compensation Committee to retain or obtain the advice of a compensation consultant to advise it in the evaluation of executive officer compensation. In connection with developing the executive compensation structure and making executive compensation decisions, the Compensation Committee relies upon FPC to:

•
advise the Compensation Committee on the principal aspects of the executive compensation program;
•
assist in the selection of a group of peer companies (based on, among other things, industry, size and asset type);
•
provide information on the compensation structures of and the compensation paid to executive officers by peer companies;
•
advise on appropriate levels of compensation; and
•
advise on compensation trends within the real estate industry.

Peer Group Information

In connection with its comprehensive review of the executive compensation arrangements for all of the Company’s executive officers, the Compensation Committee relies upon FPC to provide, among other things, compensation information and data regarding executive officers in the Company’s peer group. The peer group compensation information and data are one factor the Compensation Committee considers in establishing the Company’s executive compensation arrangements. In January 2025, FPC presented a report to the Compensation Committee, which was used in establishing the 2025 incentive compensation program, including an overall median market capitalization for 2024 for the peer group of approximately $1.9 billion (the Company's market capitalization for 2024 that was used in FPC's 2025 report was $3.7 billion). In February 2025, when the 2025 incentive compensation program for the Company's NEOs was approved by the Compensation Committee, the peer group, identified in the table below, consisted of the nine public company REITs in the hospitality industry with market capitalization closest to the Company.

DiamondRock Hospitality Company ("DRH")	Host Hotels & Resorts, Inc. ("HST")
Park Hotels & Resorts Inc. ("PK")	Pebblebrook Hotel Trust ("PEB")
RLJ Lodging Trust ("RLJ")	Ryman Hospitality Properties, Inc. ("RHP")
Summit Hotel Properties, Inc. ("INN")	Sunstone Hotel Investors, Inc. ("SHO")
Xenia Hotels & Resorts, Inc. ("XHR")

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In January 2026, FPC presented an updated report to the Compensation Committee with the same peer group that had an overall median market capitalization at December 31, 2025 of approximately $1.7 billion (the Company’s market capitalization at December 31, 2025 was $2.8 billion).

Market Capitalization (in millions)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
HST
RHP
APLE
PK
DRH
SHO
XHR
PEB
RLJ
INN

Note: Market Capitalization at December 31, 2025

The Compensation Committee believes the peer group above represents companies with which the Company competes for talent and business. This peer group has not changed since 2024. The Compensation Committee used data from this peer group to provide context in which to make base salary determinations and decisions regarding appropriate payout levels for incentive compensation.

Elements of Executive Compensation

The Company’s executive compensation arrangements consist of base salary and incentive compensation. The incentive compensation for 2025 consists of operational metrics and goals and shareholder return metrics with target inventive compensation paid 25% in cash and 75% through equity awards.

Annual Base Salary

Annual base salary is a fixed level of compensation that reflects each NEO’s position and individual performance and is intended to comprise, on average, approximately 19% of each NEO’s target compensation. Base salary is designed to serve as a retention tool throughout the executive’s career. In determining base salaries, the Compensation Committee considers the salary information and data obtained for the executive officers in the peer group of companies identified above, each executive officer’s role and responsibility, unique skills, future potential with the Company, and internal pay equity considerations. After evaluating these factors, the Compensation Committee approved the following annual base salary of each NEO.

	2025 Annual Base Salary (1)	2024 Annual Base Salary (1)
Justin G. Knight	$660,591	$641,350
Nelson G. Knight	573,092	535,600
Elizabeth S. Perkins	567,582	530,450
Karen C. Gallagher	529,008	494,400
Rachel S. Labrecque	484,924	453,200
(1)
Annual base salary represents the annual base salary amount approved by the Compensation Committee.

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Incentive Compensation

The NEOs are eligible to earn variable incentive compensation awards designed to reward the achievement of annual operational/financial performance measures and annual/multi-year total shareholder return measures. The Compensation Committee establishes target annual incentive award opportunities for each NEO, consisting of an annual cash payment award and an equity compensation award opportunity, following an analysis of market information and data for executive officers in the peer group of companies identified above, each executive officer’s role and responsibility, unique skills, future potential with the Company, and internal pay equity considerations. The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability to exercise its judgment and discretion to adjust an incentive compensation award.

For 2025, approximately 75% of the target incentive compensation of the NEOs was intended to be provided through equity awards and the remainder as an annual cash payment award, with one-third of the target equity award being restricted and subject to a one-year vesting period and the remaining two-thirds of the target equity award being fully vested. Target incentive compensation awards earned upon the achievement of the metrics and performance goals consist of (i) for the shareholder return metrics discussed below, one-half of the total award in restricted Common Shares that vest on the second Friday of December in the year issued, i.e., December 11, 2026, and the remaining one-half in fully vested Common Shares and (ii) for the operating metrics and performance goals discussed below, one-half of the total award in fully vested Common Shares and the other half of the award as the annual cash payment award.

The Compensation Committee’s normal practice is to adopt annual performance measures for the annual incentive compensation awards following a review of the Company’s business plan and budget, which typically occurs in February of each year. NEOs employed as of the end of the year are eligible to receive incentive compensation awards to be determined pursuant to a weighted average formula based on the achievement of certain pre-approved performance measures, consisting of shareholder return metrics and operational performance measures.

Performance Measures

In February 2025, the Compensation Committee adopted performance measures for the 2025 incentive compensation awards, consisting of shareholder return metrics and operational metrics and performance goals, following a review of the Company’s business plan for the year. At the time the metrics and performance goals were set, the Compensation Committee believed that the metrics and goals that had been established were substantially uncertain to be achieved.

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The Compensation Committee determined that the operational performance measures for 2025 would be split between objective financial metrics and discretionary operational goals based on management's ability to execute on certain business objectives, but the shareholder return performance measures should be based on objective metrics (consistent with the Company's past practice). The Compensation Committee did not set separate performance goals for individual executive officers. As described in greater detail in the sections that follow, the incentive compensation awards for 2025 were based on the following operational and shareholder return metrics and performance goals and resulted in the following payout achievement levels:

	Annual Incentive Compensation Award	Established Goals for 2025			2025 Actual	2025 Actual
	Weighting	Threshold	Target	Maximum	Results	Payout
Operational Metrics and Performance Goals
Comparable Hotels RevPAR Change	9.4%	1.0%	2.0%	3.0%	-1.6%	0.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	9.4%	34.2%	34.7%	35.2%	34.3%	5.6%
Adjusted EBITDAre (in thousands)	9.4%	$447,100	$459,300	$471,500	$443,573	0.0%
Modified FFO Per Share	9.4%	$1.53	$1.59	$1.64	$1.52	0.0%
Effectively manage balance sheet maturities and allocate capital to drive shareholder returns	12.5%	Threshold performance	Target performance	Maximum performance	Target	12.5%

Shareholder Return Metrics
Total shareholder one-year return	4.2%	4.0%	7.0%	10.0%	-16.6%	0.0%
Total shareholder two-year return	4.2%	7.0%	13.0%	19.0%	-17.7%	0.0%
Total shareholder three-year return	4.2%	11.0%	18.0%	27.0%	-7.6%	0.0%
Total shareholder one-year return relative to peer group	12.5%	25th percentile	55th percentile	75th percentile	53rd percentile	12.2%
Total shareholder two-year return relative to peer group	12.5%	25th percentile	55th percentile	75th percentile	44th percentile	10.2%
Total shareholder three-year return relative to peer group	12.5%	25th percentile	55th percentile	75th percentile	38th percentile	8.9%

The Compensation Committee believes that each of the metrics and goals set for 2025 reflect key measurements of the Company’s operational, financial and shareholder return performance. The following summarizes how the Company measured each metric or goal, as well as how the Company performed in 2025.

Operational Metrics and Performance Goals

For the 2025 operating performance measures, the Compensation Committee established a mix of objective metrics (shown in the table below), which account for 75% of the operational performance target, and a discretionary operational goal comprising the remaining 25%. This discretionary operational goal focuses on effective management of balance sheet maturities and strategic capital allocation to drive shareholder returns in 2025. The amounts actually payable to each NEO with respect to the operational performance goal was determined within the Compensation Committee’s discretion after an evaluation of performance against the goal. The Compensation Committee did not assign a specific pre-determined payout level of performance for the operating performance goal, as it was not based on quantitative performance measures. Instead, the Compensation Committee engaged in a detailed review of the performance with respect to the goal, progress towards the goal, and benefits realized by the Company, among other factors. After a rigorous evaluation process, the Compensation Committee then determined the payout level, which would be at one of the following levels: target (100% payout, equal to the assigned weighting), threshold (50% payout, equal to half of the assigned weighting) or maximum (200% payout, equal to two times the assigned weighting). The following summarizes the Compensation Committee's evaluation of the NEO's performance with respect to the sole 2025 operating performance goal, which resulted in achievement of a target payout level:

•
Effectively managed maturities and total indebtedness to preserve a strong, flexible balance sheet.
•
Adjusted capital allocation priorities as the macro environment shifted moving from asset purchase to asset sales and share buybacks.
•
Acquired two hotels, sold seven hotels and repurchased 4.6 million Common Shares for $58.3 million in 2025.

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•
Amended the Company's $225 million term loan facility increasing it to $385 million and extending the maturity date to 2030.
•
Successfully repaid three secured mortgage loans totaling $62.4 million, resulting in 207 unencumbered hotels at year end.

The operational performance metrics for 2025 consisted of the following:

Goal	Initial Weighting (As a % of Operational Goals and Metrics)	2025 Actual Payout (Percentage of Target for Performance Metrics)	Description
Comparable Hotels RevPAR growth	18.75%	0%	The Company used Comparable Hotels revenue per available room, as defined in Exhibit 1.
Comparable Hotels Adjusted Hotel EBITDA margin %	18.75%	11.25%	The Company used Comparable Hotels Adjusted Hotel EBITDA margin %, as defined in Exhibit 1.
Adjusted EBITDAre	18.75%	0%	The Company used Adjusted EBITDAre, as defined in Exhibit 1.
Modified Funds from Operations per share	18.75%	0%	The Company used Modified Funds from Operations as defined in Exhibit 1, divided by the Company's weighted average Common Shares outstanding for the year ended December 31, 2025.
Total Operational Performance Metrics Weighting:	75%

Shareholder Return Metrics

Shareholder return metrics included both absolute and relative total shareholder return metrics:

Total shareholder return metrics – The Company used shareholder returns over a one-year period (measured from January 1, 2025 to December 31, 2025), a two-year period (measured from January 1, 2024 to December 31, 2025) and a three-year period (measured from January 1, 2023 to December 31, 2025), measuring the benefit to shareholders of holding the Company’s Common Shares over a period of time. Shareholder return includes the change in the share price as well as the reinvestment of dividends during the periods noted.

Relative total shareholder return vs. peers – The Company used relative shareholder returns compared to the Company’s peers over a one-year period (measured from January 1, 2025 to December 31, 2025), a two-year period (measured from January 1, 2024 to December 31, 2025) and a three-year period (measured from January 1, 2023 to December 31, 2025), measuring the benefit to shareholders of holding the Company’s Common Shares relative to that of its peer companies. For this performance goal, the Company’s peer group consisted of Chatham Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc. Shareholder return includes the change in the share price as well as the reinvestment of dividends during the periods noted.

Consistent with prior years, the amounts payable with respect to the shareholder return measures were determined based upon whether the Company’s performance met certain “threshold,” “target” or “maximum” levels for each of the performance measures. The “threshold” level can be characterized as “stretch but attainable,” meaning that, although attainment is uncertain, based on historical performance, it can reasonably be anticipated that threshold performance may be achieved. The “target” and “maximum” levels represent increasingly challenging and aggressive levels of performance. With respect to each performance measure, results below the threshold level resulted in a payment of 0% of the target value, results between the threshold and the target levels resulted in a payment of 50% to 100% of the target value, results between the target and the maximum levels resulted in a payment of 100% to 200% of the target value, and results above the maximum level resulted in a payment of 200% of the target value.

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Actual Award Earned

The Company’s 2025 actual results as compared to the established goals are summarized in the table above under “Performance Measures.” For 2025, the Company achieved an average of 49.4% of the target incentive for each of the metrics and goals discussed above, resulting in the compensation awards as follows:

	2025 Target Cash Incentive Compensation Award Opportunity	2025 Target Equity Incentive Compensation Award Opportunity	2025 Target Total Incentive Compensation Award Opportunity	2025 Actual Cash Incentive Compensation Award	2025 Actual Equity Incentive Compensation Award	2025 Actual Total Incentive Compensation Award
Justin G. Knight	$1,156,034	$3,468,103	$4,624,137	$419,062	$1,866,982	$2,286,044
Nelson G. Knight	501,456	1,504,367	2,005,823	181,778	809,841	991,619
Elizabeth S. Perkins	496,634	1,489,903	1,986,537	180,030	802,049	982,079
Karen C. Gallagher	462,882	1,388,646	1,851,528	167,795	747,550	915,345
Rachel S. Labrecque	303,078	909,233	1,212,311	109,866	489,457	599,323

These incentive compensation awards were determined by the Compensation Committee in February 2026, and the cash was paid and equity grants were issued in March 2026, with two-thirds of the equity awards vested immediately and one-third of the equity awards to vest in December 2026.

Realized Pay

The tables below, which supplement the Executive Compensation—Summary Compensation Table, show the value of the 2025 and 2024 compensation earned by each NEO under the compensation program.

2025 Realized Pay Table (1)

	Salary	Share Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	2025 Total Compensation Realized
Justin G. Knight	$660,591	$1,866,982	$419,062	$194,917	$3,141,552
Nelson G. Knight	573,092	809,841	181,778	110,439	1,675,150
Elizabeth S. Perkins	567,582	802,049	180,030	107,396	1,657,057
Karen C. Gallagher	529,008	747,550	167,795	102,910	1,547,263
Rachel S. Labrecque	484,924	489,457	109,866	83,808	1,168,055
(1)
Amounts shown for Salary, Non-Equity Incentive Plan Compensation and All Other Compensation equal the amounts reported in the Summary Compensation Table.
(2)
Amounts shown represent the value of the annual share awards earned for the 2025 performance year.

2024 Realized Pay Table (1)

	Salary	Share Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	2024 Total Compensation Realized
Justin G. Knight	$641,350	$3,590,420	$1,315,556	$289,251	$5,836,577
Nelson G. Knight	535,600	1,499,204	549,319	143,386	2,727,509
Elizabeth S. Perkins	530,450	1,484,789	544,037	142,381	2,701,657
Karen C. Gallagher	494,400	1,383,881	507,064	135,342	2,520,687
Rachel S. Labrecque	453,200	906,112	332,006	102,017	1,793,335
(1)
Amounts shown for Salary, Non-Equity Incentive Plan Compensation and All Other Compensation equal the amounts reported in the Summary Compensation Table.
(2)
Amounts shown represent the value of the annual share awards earned for the 2024 performance year.

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The Realized Pay Tables differ from the Summary Compensation Table in that the 2025 and 2024 Realized Pay Tables show the actual value of the compensation earned based on the achievement of the performance metrics for 2025 and 2024, while the Summary Compensation Table reflects the estimated grant date fair value of such Common Shares that were to be issued subject to achievement of the performance conditions as determined in accordance with FASB ASC Topic 718. For a detailed description of the grant date fair value of the share awards, see Note 1 to the “Executive Compensation—Summary Compensation Table.” These tables are not a substitute for the “Executive Compensation—Summary Compensation Table” and are intended to provide additional information that the Company believes is useful in facilitating an understanding of the 2025 and 2024 compensation amounts earned by its NEOs.

Perquisites and Other Benefits

The NEOs participate in other benefit plans on the same terms as other employees. These plans include medical insurance, dental insurance, life insurance, disability insurance, an employee stock purchase plan and a 401(k) plan. Under the 401(k) plan, employees are eligible to defer a portion of their salary and the Company, at its discretion, may make a matching contribution. In 2025, the Company made a matching contribution of up to $14,000, with the Company’s actual contribution amount determined by the individual’s contribution and as restricted by statutory limits. As noted in the Summary Compensation Table below, the Company provided limited perquisites to its NEOs in 2025, which included parking benefits. The emphasis in the compensation program for NEOs is on the pay-for-performance elements.

In addition, the NEOs are also entitled to receive accrued dividends on the share incentive compensation awards, which are payable in cash if the awards vest. Such amounts are included under the column, “All Other Compensation,” in the Summary Compensation Table below.

Ownership Requirements

The Board of Directors adopted share ownership guidelines that require executive officers to maintain a minimum share ownership in the Company. See “Corporate Governance—Share Ownership Guidelines.”

Limits on Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), prohibits publicly held corporations from taking a tax deduction for annual compensation in excess of $1 million paid to any of the corporation’s “covered employees,” which include its chief executive officer, its chief financial officer and its three other most highly compensated executive officers (as well as any person who ever was a covered employee for any prior taxable year beginning after December 31, 2016). Since the Company qualifies as a REIT under the Internal Revenue Code and is generally not subject to U.S. federal income taxes on income distributed to shareholders (other than income of its taxable REIT subsidiaries), the payment of compensation that fails to satisfy the requirements of Section 162(m) will increase the Company’s required REIT distributions but does not have a material adverse consequence to the Company. Although the Company is mindful of the limits on deductibility imposed by Section 162(m), the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2026 Incentive Compensation

In February 2026, the Compensation Committee approved the annual incentive program to provide that one-half (50%) of 2026 incentive compensation will be based on operational metrics and performance goals and one-half (50%) of the incentive program will continue to measure shareholder return performance, based 75% on relative shareholder return metrics and 25% on total shareholder return metrics over one-year, two-year, and three-year periods. The Compensation Committee will continue to maintain a rigorous framework, one that requires outperformance (55th percentile) to achieve target level payout for the relative total shareholder return metrics. With respect to the operational performance metrics, 75% of the operational performance target will consist of Comparable Hotels RevPAR growth, Comparable Hotels Adjusted Hotel EBITDA margin, Adjusted EBITDAre and MFFO per share equally weighted at 18.75%, and the remaining 25% of the target will be based on management of balance sheet maturities and allocation of capital.

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Special Note Regarding Non-GAAP Financial Measures

This Compensation Discussion and Analysis contains certain non-GAAP financial measures which are described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.” Refer to Exhibit 1 for the reconciliation to net income determined in accordance with GAAP of the non-GAAP financial measures, Modified Funds from Operations (MFFO), Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and Comparable Hotels RevPAR change.

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Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee (1):
Glenn W. Bunting, Chair
L. Hugh Redd
Howard E. Woolley

(1)
Following the Compensation Committee's approval of this Report and recommendation to the Board of Directors, the Compensation Committee's members were updated to currently include L. Hugh Redd as Chair and Carolyn B. Handlon and Howard E. Woolley as members, effective March 1, 2026.

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2025 were Glenn W. Bunting (Chair), L. Hugh Redd and Howard E. Woolley. Effective March 1, 2026, L. Hugh Redd (Chair), Carolyn B. Handlon and Howard E. Woolley were appointed to the Compensation Committee. No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee has or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves or has served as a member of a compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee and no executive officer serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee. Accordingly, during 2025, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

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EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for each of the Company’s NEOs for 2025.

Summary Compensation Table

The Summary Compensation Table reflects compensation under the executive compensation arrangements discussed above under “Compensation Discussion and Analysis.”

Name	Principal Position	Year	Salary	Share Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Justin G. Knight	Chief Executive Officer	2025	$660,591	$3,800,578	$419,062	$194,917	$5,075,148
		2024	641,350	3,542,401	1,315,556	289,251	5,788,558
		2023	635,000	4,323,874	1,610,618	403,976	6,973,468
Nelson G. Knight	President, Real Estate and	2025	573,092	1,648,586	181,778	110,439	2,513,895
	Investments	2024	535,600	1,479,153	549,319	143,386	2,707,458
		2023	520,000	1,770,405	659,466	186,622	3,136,493
Elizabeth S. Perkins	Senior Vice President and	2025	567,582	1,632,735	180,030	107,396	2,487,743
	Chief Financial Officer	2024	530,450	1,464,931	544,037	142,381	2,681,799
		2023	515,000	1,753,382	653,125	185,452	3,106,959
Karen C. Gallagher	Senior Vice President and	2025	529,008	1,521,771	167,795	102,910	2,321,484
	Chief Operating Officer	2024	494,400	1,365,372	507,064	135,342	2,502,178
		2023	480,000	1,634,220	608,738	178,719	2,901,677
Rachel S. Labrecque	Senior Vice President and	2025	484,924	996,398	109,866	83,808	1,674,996
	Chief Accounting Officer	2024	453,200	893,994	332,006	102,017	1,781,217
		2023	440,000	1,070,025	398,578	127,330	2,035,933

(1)
The amounts in this column reflect the estimated grant date fair value of the Common Shares to be issued subject to achievement of performance conditions as determined in accordance with FASB ASC Topic 718. As discussed above under “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation,” NEOs participated in an incentive plan which included operational metrics and performance goals and six market-based metrics for 2023, 2024 and 2025. The table below summarizes the estimated fair value of the share incentive awards as of February 12, 2025, February 7, 2024 and February 8, 2023, the dates the Compensation Committee approved the plans for both the performance-based and market-based incentives. To estimate the fair value of the market-based awards, the Company used a Monte Carlo simulation to estimate the probability of the Company’s total shareholder return and relative return to the peer group for the applicable year as of February 12, 2025, February 7, 2024 and February 8, 2023, the effective dates of the incentive awards. For the Company’s operational performance-based incentives, the Company used the target as the probable incentive to be earned. See “Grants of Plan-Based Awards” below for the maximum value as of the grant date of the equity incentive plan awards for 2025 assuming the highest market and performance conditions were met.

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(note 1, continued)
Name	Year	Market-Based Incentive	Company Performance- Based Incentive	Other Share Awards	Total Share Awards
Justin G. Knight	2025	$2,644,544	$1,156,034	$—	$3,800,578
	2024	2,420,038	1,122,363	—	3,542,401
	2023	3,212,624	1,111,250	—	4,323,874
Nelson G. Knight	2025	1,147,130	501,456	—	1,648,586
	2024	1,010,503	468,650	—	1,479,153
	2023	1,315,405	455,000	—	1,770,405
Elizabeth S. Perkins	2025	1,136,101	496,634	—	1,632,735
	2024	1,000,787	464,144	—	1,464,931
	2023	1,302,757	450,625	—	1,753,382
Karen C. Gallagher	2025	1,058,889	462,882	—	1,521,771
	2024	932,772	432,600	—	1,365,372
	2023	1,214,220	420,000	—	1,634,220
Rachel S. Labrecque	2025	693,320	303,078	—	996,398
	2024	610,744	283,250	—	893,994
	2023	795,025	275,000	—	1,070,025

(2)
The annual cash incentive compensation with respect to each year is paid in the following year. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.”
(3)
Includes the portion of the health insurance, life and disability insurance, parking, and 401(k) match paid by the Company. Also includes estimated dividends on the share awards in all three years. For 2025, includes the following amounts for estimated dividends (approximately one-third of such amounts will be paid following vesting of the restricted Common Shares, as applicable): Justin G. Knight—$148,124; Nelson G. Knight—$64,252; Ms. Perkins—$63,634; Ms. Gallagher—$59,310; and Ms. Labrecque—$38,833.

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of awards made to the NEOs during the fiscal year ended December 31, 2025, all of which had a grant date of February 12, 2025.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	of Stock Awards (3)
Justin G. Knight	$578,017	$1,156,034	$2,312,068	$—	$—	$—	$—
	—	—	—	1,734,052	3,468,103	6,936,206	3,800,578
Nelson G. Knight	250,728	501,456	1,002,912	—	—	—	—
	—	—	—	752,184	1,504,367	3,008,734	1,648,586
Elizabeth S. Perkins	248,317	496,634	993,268	—	—	—	—
	—	—	—	744,952	1,489,903	2,979,806	1,632,735
Karen C. Gallagher	231,441	462,882	925,764	—	—	—	—
	—	—	—	694,323	1,388,646	2,777,292	1,521,771
Rachel S. Labrecque	151,539	303,078	606,156	—	—	—	—
	—	—	—	454,617	909,233	1,818,466	996,398

(1)
These columns show the range of potential payouts for 2025 performance under the Company’s annual cash incentive compensation for the NEOs as described in the section titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.”
(2)
These columns show the range of potential payouts for 2025 performance under the Company’s share incentive compensation for the NEOs as described in the section titled “Compensation Discussion and Analysis—Elements

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of Executive Compensation—Incentive Compensation.” If the performance conditions are met, the Company pays these awards in Common Shares, with the value of the Common Shares equal to the dollar amount of the payouts as set forth in the table.
(3)
The amounts in this column reflect the grant date fair value of the Common Shares to be issued subject to achievement of performance conditions as determined in accordance with FASB ASC Topic 718. See Note 1 to the Summary Compensation Table above for additional information on the determination of the fair value of the Common Shares. The actual value of Common Shares issued with respect to 2025 performance is set forth above under “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.”

2025 Option Exercises and Stock Vested

The following table sets forth the number of restricted Common Shares that vested for each of the Company’s NEOs during 2025 and the value realized by these officers upon such vesting. The Company has not granted any options to its officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Justin G. Knight	78,551	$952,038
Nelson G. Knight	32,799	397,524
Elizabeth S. Perkins	32,484	393,706
Karen C. Gallagher	30,276	366,945
Rachel S. Labrecque	19,824	240,267

(1)
Consists of restricted Common Shares issued in March 2025 (with respect to 2024 performance) that were earned as of December 31, 2024 and vested December 12, 2025.
(2)
The value upon vesting is calculated by multiplying the number of Common Shares vested on the vesting date (December 12, 2025) by the closing price of the Common Shares on the NYSE on such date ($12.12).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth all equity awards issued to the NEOs that were outstanding as of December 31, 2025, all of which had a grant date of February 12, 2025.

Name	Number of Shares that have not Vested	Market Value of Shares that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares (1)	Equity Incentive Plan Awards: Payout Value of Unearned Shares (1)
Justin G. Knight	—	$—	146,334	$1,734,052
Nelson G. Knight	—	—	63,475	752,184
Elizabeth S. Perkins	—	—	62,865	744,952
Karen C. Gallagher	—	—	58,593	694,323
Rachel S. Labrecque	—	—	38,364	454,617

(1)
The payout value of unearned Common Shares is based on the “Threshold” payout of equity incentive plan awards for 2025 performance. The number of unearned Common Shares is based on the payout value divided by the closing price of the Company's Common Shares on December 31, 2025 of $11.85.

Compensation Plans

Executive Change of Control Severance Plan

On May 29, 2014, the Board of Directors, upon recommendation of the Compensation Committee, approved the Apple Hospitality REIT, Inc. Executive Severance Pay Plan (the “Severance Plan”), which was amended effective March 22, 2019. The Severance Plan was further amended effective April 1, 2020 to include the executive officers appointed

49

on that date as participants under the plan. Each of the NEOs of the Company were participants in the Severance Plan at December 31, 2025.

The Severance Plan generally provides severance or income protection benefits to participants in the event of their termination in connection with certain changes in control of the Company, including, subject to certain exceptions, (i) the acquisition by any person of securities having 20% or more of the combined voting power of the Company’s then outstanding securities other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board, or (ii) when, as the result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor’s board, within two years of the last of such transactions (each such event, a “Change in Control”).

If a participant in the Severance Plan is terminated by the Company during the one-year period commencing on the date of a Change in Control, other than for Cause, or by a participant for Good Reason, such participant will be entitled to receive a lump sum cash payment equal to the sum of (i) to the extent not previously paid, his or her salary and any accrued paid time off through the date of termination, (ii) his or her Annual Bonus, prorated for the number of days he or she worked during the year in which the termination occurred, and (iii) 3.0 times the sum of (x) his or her Annual Bonus and (y) his or her Annual Base Salary. Participants will also generally be entitled to receive additional benefits, including the following: (i) accelerated vesting of any and all stock incentive awards, (ii) welfare benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) for the participant and his or her family for the one-year period following termination, (iii) payment by the Company of the full premium for continuation of insurance benefits under COBRA for up to 12 months following termination, (iv) payment by the Company of life insurance premiums for 12 months if the participant elects to convert any group term life insurance to an individual policy, and (v) payment by the Company of up to $15,000 in reasonable fees and costs charged by a nationally recognized outplacement firm.

Subject to certain exceptions, in the event that, upon or immediately after a Change in Control, a participant is offered a position with a title, responsibilities and compensation reasonably comparable to the title, responsibilities and compensation of such participant with the Company preceding the Change in Control at the successor to the Company, and the participant does not accept such position, the participant will not be entitled to any of the benefits described above. If the participant accepts such position, he or she will conclusively be deemed not to have been terminated. The Company has also adopted change of control severance plans applicable to all other employees of the Company.

For purposes of the Severance Plan, the terms, “Annual Base Salary,” “Annual Bonus,” “Cause” and “Good Reason” are defined as follows:

“Annual Base Salary” means an amount equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive by the Company in respect of the 12-month period immediately preceding the month in which a Change in Control occurs.

“Annual Bonus” means an amount equal to the annual bonus paid to the executive by the Company during the calendar year immediately preceding the year which contains the date on which a Change in Control occurs.

“Cause” means (a) the executive’s continued or deliberate neglect of his or her duties, (b) willful misconduct by the executive injurious to the Company, whether monetary or otherwise, (c) the executive’s violation of any code or standard of ethics generally applicable to employees of the Company, (d) the executive’s active disloyalty to the Company, (e) the executive’s conviction of a felony, (f) the executive’s habitual drunkenness or drug abuse or (g) the executive’s excessive absenteeism unrelated to a disability (as defined in the Company’s long-term disability plan).

“Good Reason” means any action by the Company without the executive’s consent that results in any of the following: (a) a reduction of the executive’s annual salary to an amount which is materially less than the amount of the executive’s Annual Base Salary; (b) a material reduction in the executive’s duties with the Company, provided that a

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change in title or position shall not be “Good Reason” absent a material reduction in duties; or (c) a relocation of more than 50 miles from the executive’s workplace of 814 East Main Street, Richmond, Virginia 23219, without the consent of the executive.

2014 and 2024 Omnibus Incentive Plan

In March 2024, the Board approved the 2024 Omnibus Incentive Plan (the "2024 Plan"), and in May 2024, the shareholders approved the 2024 Plan, terminating the 2014 Omnibus Incentive Plan (the “2014 Plan”), with respect to any Common Shares that were not subject to any outstanding awards under the plan. Furthermore, no additional awards can be made under the 2014 Plan, but the terms and conditions of any outstanding awards granted under the 2014 Plan were not affected. The termination of the 2014 Plan did not impact any rights or obligations under, or the terms of, awards previously made under the 2014 Plan. As of December 31, 2025, the remaining outstanding awards under the 2014 Plan consisted of 75,962 fully vested deferred stock units under the Director Deferral Program, which does not include shares issuable in the future due to future dividends earned on these fully vested deferred stock units.

The 2024 Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash awards to any employee, officer, or director of the Company or an affiliate of the Company, a consultant or adviser currently providing services to the Company or an affiliate of the Company, or any other person whose participation in the 2024 Plan is determined by the Compensation Committee to be in the best interests of the Company. A total of Seven Million Two Hundred Fifty Thousand (7,250,000) shares were reserved for issuance pursuant to the 2024 Plan, and any of the shares available for issuance under the 2024 Plan may be used for any type of award under the 2024 Plan. Each award granted under the 2024 Plan will be evidenced by an agreement or notice that sets forth the terms and conditions of the award as determined by the Compensation Committee. As of December 31, 2025, there were approximately 7,189,593 million Common Shares available for issuance under the 2024 Plan.

In addition to the payments and benefits provided pursuant to the terms of the Severance Plan described above, the NEOs also receive additional benefits under the 2024 Plan upon a Change in Control as defined under the 2024 Plan. If the Company experiences a Change in Control in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted stock and stock units will vest and the underlying shares will be delivered immediately before the Change in Control, and (ii) at the Compensation Committee’s discretion either (x) all options and SARs will become exercisable 15 days before the Change in Control and terminate upon the consummation of the Change in Control, or (y) all options, SARs, restricted stock and stock units will be canceled and cashed out in connection with the Change in Control for an amount in cash or securities having a value, in the case of restricted stock or stock units, equal to the formula or fixed price per share paid to the shareholders pursuant to such Change in Control and, in the case of options or SARs, equal to the product of the number of shares subject to such options or SARs multiplied by the amount, if any, by which the formula or fixed price per share paid to shareholders pursuant to such Change in Control exceeds the exercise price applicable to such shares. In the event the option exercise price or SAR exercise price of an award exceeds the price per share paid to shareholders in the Change in Control, such options and SARs may be terminated for no consideration. In the case of performance-based awards, if at least half of the performance period has lapsed, the Compensation Committee will determine the actual performance to date as of a date reasonably proximal to the date of the consummation of the Change in Control, and such level of performance will be treated as achieved immediately prior to the occurrence of the Change in Control. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance-based awards will be treated as though target performance has been achieved.

A Change in Control under the 2024 Plan means the occurrence of any of the following:

(d)
a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting stock of the Company, on a fully diluted basis;

51

(e)
individuals who, on the date on which the 2024 Plan was adopted, constitute the Board of Directors (together with any new directors whose election or nomination for election was approved by a vote of at least a majority of the members of such Board of Directors who either were members of such Board of Directors on the date on which the 2024 Plan was adopted or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the members of such Board of Directors then in office;
(f)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation transaction immediately after such transaction;
(g)
there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or
(h)
the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

No Tax Gross-Up Payments

The Company does not provide, and no NEO is entitled to receive, any tax gross-up payments in connection with his or her incentive compensation or severance provided by the Company.

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Potential Payments upon Termination or Change in Control

The compensation payable to the Company’s NEOs upon (i) termination of the executive without Cause or by the executive for Good Reason within one year of a Change in Control pursuant to the Severance Plan and (ii) a Change in Control, regardless of a corresponding termination, pursuant to the 2024 Plan (which governs the outstanding awards as of December 31, 2025) is, in each case, set forth above in the section titled “Compensation Plans.” The compensation payable to the NEOs upon such terminations or Change in Control will be paid in a single lump sum. All of the benefits payable upon termination pursuant to the Severance Plan are conditioned upon the executive’s execution of a general release of claims.

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to the NEOs under the terms of the 2024 Plan and the Severance Plan upon a termination or Change in Control as of December 31, 2025, and thus reflects amounts earned through such time and estimates of the amounts which would be paid to the NEO as of December 31, 2025. The actual amounts to be paid can only be determined at the time of the termination or Change in Control.

	Termination	No Termination
Name/Payment of Benefit	Without Cause/ For Good Reason Upon or Within One Year of a Change in Control	Change in Control (1)
Justin G. Knight
Cash Severance	$34,269,466	$—
Acceleration of Equity Awards	2,015,106	2,015,106
Acceleration of Cash Awards	—	419,062
Nelson G. Knight
Cash Severance	14,963,875	—
Acceleration of Equity Awards	874,093	874,093
Acceleration of Cash Awards	—	181,778
Elizabeth S. Perkins
Cash Severance	14,554,724	—
Acceleration of Equity Awards	865,682	865,682
Acceleration of Cash Awards	—	180,030
Karen C. Gallagher
Cash Severance	14,080,891	—
Acceleration of Equity Awards	806,860	806,860
Acceleration of Cash Awards	—	167,795
Rachel S. Labrecque
Cash Severance	9,476,119	—
Acceleration of Equity Awards	528,290	528,290
Acceleration of Cash Awards	—	109,866
(1)
Amounts assume that equity and cash awards under the 2024 Plan are not assumed or continued by the surviving entity in the Change in Control and, therefore, that such awards accelerate and vest in full based on actual performance upon the Change in Control.

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Equity Compensation Plan Information

The Company’s Board of Directors adopted and the Company’s shareholders approved the 2024 Plan, which provides for the issuance of up to 7.25 million Common Shares, subject to adjustments, to employees, officers, and directors of the Company or affiliates of the Company, consultants or advisers currently providing services to the Company or affiliates of the Company, and any other person whose participation in the 2024 Plan is determined by the Compensation Committee to be in the best interests of the Company. The 2024 Plan was approved for a 10-year term. The Company’s Board of Directors previously adopted, and the Company’s shareholders approved, the 2014 Plan, which similarly provided for the issuance of Common Shares. In May 2024, the 2014 Plan was terminated effective upon shareholder approval of the 2024 Plan, and no further grants can be made under the 2014 Plan, provided however, that the termination did not affect any outstanding incentive awards previously issued under the 2014 Plan.

The following is a summary of securities issued under the Company’s equity compensation plans as of December 31, 2025:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (3)
Equity compensation plans approved by security holders	92,169	$—	7,189,593
Equity compensation plans not approved by security holders	—	—	—
Total equity compensation plans	92,169	—	7,189,593

(1)
Consists of 16,207 fully vested deferred stock units from the Amended and Restated Non-Employee Director Deferral Program under the 2024 Plan and 75,962 fully vested deferred stock units from the Director Deferral Program under 2014 Plan, including quarterly dividends earned, that are not included in the calculation of the weighted-average exercise price of outstanding options.
(2)
As of December 31, 2025, there are no outstanding exercisable securities therefore, there is no weighted-average exercise price of outstanding securities.
(3)
Consists only of shares available under the 2024 Plan, which is net of the 16,207 fully vested deferred stock units from the Amended and Restated Non-Employee Director Deferral Program under the 2024 Plan included in the first column.

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PAY RATIO DISCLOSURE

Presented below is the ratio of the annual total compensation of the Company’s Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

For the fiscal year ended December 31, 2025, the annual total compensation of the median employee of the Company was $209,424. For the fiscal year ended December 31, 2025, the annual total compensation of the Chief Executive Officer, as reported in the “Total” column of the Summary Compensation Table above in the section titled “Executive Compensation—Summary Compensation Table,” was $5,075,145. For 2025, the annual total compensation of the Chief Executive Officer was 24.2 times that of the annual total compensation of the median employee.

The median employee of the Company was determined by finding the employee with the median total compensation for the fiscal year ended December 31, 2025, based on total gross taxable compensation for 2025. The Company did not apply any cost-of-living adjustments as part of the calculation. The Company selected the median employee based on the 63 full-time, part-time and temporary workers who were employed by the Company at December 31, 2025 (excluding the Chief Executive Officer). This is the same methodology used by the Company in the 2025 Proxy Statement for the fiscal year ended December 31, 2024.

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PAY VERSUS PERFORMANCE

This Pay Versus Performance section is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

The following table sets forth information concerning the compensation actually paid to the Company's CEO and to its other NEOs compared to Company performance for the years ended December 31, 2025, 2024, 2023, 2022 and 2021. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see Compensation Discussion and Analysis beginning on page 34. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Total Shareholder Return (4)(5)	Peer Group Total Shareholder Return (5)(6)	Net Income	Company Selected Measure: MFFO per share (7)
2025	$5,075,148	$3,302,835	$2,249,530	$1,571,111	$118.65	$114.30	$175,364,137	$1.52
2024	5,788,558	6,329,286	2,418,163	2,613,216	142.27	119.42	214,064,469	1.61
2023	6,973,468	8,961,817	2,795,266	3,536,160	144.11	122.12	177,488,702	1.60
2022	6,736,235	7,792,417	2,594,045	2,949,383	128.39	96.86	144,804,963	1.53
2021	6,092,030	8,045,665	2,199,306	2,927,328	125.42	116.66	18,827,539	0.93

(1)
The principal executive officer ("PEO") for 2025, 2024, 2023, 2022 and 2021 was Justin G. Knight, Chief Executive Officer of the Company.
(2)
Compensation actually paid is based on the total compensation measure included in the Summary Compensation Table ("SCT") on page 47, with the following adjustments made to the amounts disclosed for equity awards.

(note 2, continued)
Adjustments for PEO	2025	2024	2023	2022	2021
Amounts reported under "Share Awards" in the SCT	$(3,800,578)	$(3,542,401)	$(4,323,874)	$(4,133,501)	$(3,636,740)
For awards granted in the covered fiscal year:
Fair value of awards outstanding and unvested as of covered fiscal year-end	1,866,994	3,590,421	5,929,077	5,215,244	5,378,614
For awards granted in prior years:
Change in fair value from prior year-end to vesting date for awards granted prior to covered fiscal year that vested during covered fiscal year	(185,394)	(29,209)	20,828	(97,097)	152,598
Add the dollar value of any dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of the award	346,665	521,917	362,318	71,536	59,163
Total Adjustments for PEO	$(1,772,313)	$540,728	$1,988,349	$1,056,182	$1,953,635

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Adjustments for the Average of Other NEOs	2025	2024	2023	2022	2021
Amounts reported under "Share Awards" in the SCT	$(1,449,873)	$(1,300,863)	$(1,557,008)	$(1,433,190)	$(1,159,051)
For awards granted in the covered fiscal year:
Fair value of awards outstanding and unvested as of covered fiscal year-end	712,235	1,318,496	2,135,034	1,808,257	1,714,196
For awards granted in prior years:
Change in fair value from prior year-end to covered fiscal year-end for awards granted prior to covered fiscal year and outstanding and unvested at covered fiscal year-end	—	—	—	(11,575)	101,363
Change in fair value from prior year- end to vesting date for awards granted prior to covered fiscal year that vested during covered fiscal year	(68,085)	(10,520)	7,211	(30,953)	51,531
Add the dollar value of any dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of the award	127,304	187,940	155,657	22,799	19,982
Total Adjustments for the Average of Other NEOs	$(678,419)	$195,053	$740,894	$355,338	$728,021

(3)
The non-PEO NEOs ("average other NEOs") are the following for each year disclosed: Nelson G. Knight, President, Real Estate and Investments; Elizabeth S. Perkins, Senior Vice President and Chief Financial Officer; Karen C. Gallagher, Senior Vice President and Chief Operating Officer; and Rachel S. Labrecque, Senior Vice President and Chief Accounting Officer.
(4)
Total shareholder return measures the benefit to shareholders of holding the Company's Common Shares over a period of time, including the change in the share price as well as the reinvestment of dividends during the same period of time.
(5)
For each fiscal year in the table, the amount included for the Company and its peer group is the cumulative total shareholder return as of the end of that year assuming a separate initial investment of $100 in the Company’s Common Shares and weighted average common shares of the Company’s peer group. The measurement period begins with the market close on the last trading day before the earliest fiscal year in the table (December 31, 2020), through and including the end of the Company's last completed fiscal year (December 31, 2025).
(6)
Total shareholder return relative to a peer group measures the benefit to shareholders of holding the Company's Common Shares relative to that of its peer companies over a period of time, including the change in the share price as well as the reinvestment of dividends during the same period of time. It was used as a metric within the annual incentive program for all years presented in the table above. The Company’s peer group as of December 31, 2025 consisted of Chatham Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc. The “Peer Group Total Shareholder Return” column in the above table is calculated based on the Company's 2025 peer group which is the same as the previous year.
(7)
MFFO per share - The Company used MFFO, as defined and reconciled to audited GAAP net income for each year included in the table above within Exhibit 1, and divided it by the Company’s weighted average Common Shares outstanding for the year ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively. FFO is a predominant measure of operating performance used by real estate investment trusts and the Company reports the measure in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, and makes certain adjustments to this measure to present MFFO as a supplemental measure of operating performance in its earnings releases, financial presentations and SEC filings. As noted above in “Compensation Discussion and Analysis—Elements of Executive Compensation," for the 2025 annual incentive compensation

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plan, MFFO per share made up 9.4% of the total weighting for the annual incentive compensation award. No other operational performance metric had a greater weighting.

Relationship Between Pay and Performance

The following charts show the relationship of the compensation actually paid to the Company's NEOs in comparison to total shareholder return, peer group shareholder return, net income and MFFO per share.

Compensation Actually Paid versus Total Shareholder Return $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 $ 2020 2021 2022 $120.00 $100.00 $80.00 $60.00 $40.00 $20.00 $ PEO Actual Pay Avg. Other NEO Actual Pay TSR Peer Group TSR Total Shareholder Return

Compensation Actually Paid versus Net Income $1,000,000 $2,000,000 $3,000,000 $4,000,

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Compensation Actually Paid versus MFFO Per Share Modified FFO Per Share$1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 $ 2020 2021 2022 $ $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 Net Income $ PEO Actual Pay Avg. Other NEO Actual Pay Modify FFO Per Share

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The compensation structure for the Company's NEOs is specifically designed so that a significant portion of their total compensation is incentive based and directly aligns their interests with those of the Company's shareholders. The table and charts above show that the compensation actually paid to the Company's NEOs is closely aligned with shareholder value. From 2021 through 2024, the compensation actually paid to the PEO and non-PEO NEOs was greater than the summary compensation table total as a result of higher total shareholder return performance relative to peers on a long-term basis and total operational based equity awards that were earned at or above target. In 2025, the compensation actually paid to the PEO and non-PEO NEOs was less than the summary compensation table total as a result of operational metrics and performance goals and shareholder return metrics generally below target and in some cases lower than threshold. Refer to the “Compensation, Discussion and Analysis” section above for more information on the Company’s 2025 incentive compensation program results.

The following are the most important financial performance measures used by the Company in its determination of incentive compensation:

•
Total shareholder return (1-, 2- and 3-year returns)
•
Total shareholder return relative to peer group (1-, 2- and 3-year returns)
•
MFFO per share (as defined within Exhibit 1)

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OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As discussed in “Corporate Governance—Share Ownership Guidelines,” the Company has adopted share ownership guidelines for its Board of Directors and executive officers. The determination of “beneficial ownership” for purposes of this Proxy Statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

The following table sets forth information regarding the beneficial ownership of the Company’s Common Shares as of March 23, 2026 (unless a different date is specified below) with respect to (a) each current director and director nominee, (b) each NEO, (c) all of the Company’s directors and executive officers as a group and (d) each person known by the Company to be the beneficial owner of greater than a 5% interest in the Company’s Common Shares. Unless otherwise indicated, all Common Shares are owned directly and the indicated person has sole voting and investment power, and the address of each named person is c/o Apple Hospitality REIT, Inc., 814 East Main Street, Richmond, Virginia 23219.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Executive Officers
Glenn W. Bunting	79,939	(2)	*
Jon A. Fosheim	98,383	(3)	*
Karen C. Gallagher	390,791	(4)	*
Carolyn B. Handlon	31,808		*
Glade M. Knight	10,846,906	(4)(5)(6)	4.6%
Justin G. Knight	2,383,603	(4)(7)	1.0%
Nelson G. Knight	1,309,903	(4)(8)	*
Rachel S. Labrecque	249,449	(4)(9)	*
Blythe J. McGarvie	70,493	(10)	*
Elizabeth S. Perkins	395,977	(4)	*
L. Hugh Redd	174,609	(11)	*
Howard E. Woolley	58,062	(12)	*
All directors and executive officers as a group (14 persons)	16,258,250	(13)	6.9%

More than Five Percent Beneficial Owners
BlackRock, Inc.	37,515,618	(14)	15.9%
The Vanguard Group, Inc.	34,338,408	(15)	14.5%
State Street Corporation	13,855,116	(16)	5.9%

* Less than one percent of class.

(1)
Based on 236,045,693 Common Shares outstanding as of the Record Date.
(2)
Includes 10,549 shares held by the spouse of Glenn W. Bunting.
(3)
Includes 27,476 deferred stock units held under the Non-Employee Director Deferral Program and 47,642 shares held in a trust.
(4)
Includes restricted Common Shares subject to time vesting.
(5)
Includes 9,837,031 shares held in a limited liability company which is 99% owned by an irrevocable trust (the “Estate Planning Trust”) for the benefit of Glade M. Knight’s children and other descendants. Glade M. Knight is the manager and sole voting member of the limited liability company and continues to have the sole power to vote and the sole power to transfer the shares held by the limited liability company. Justin G. Knight and Nelson

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G. Knight are trustees of the Estate Planning Trust. Each of Justin G. Knight and Nelson G. Knight disclaims beneficial ownership of the reported shares held in the limited liability company to the extent the shares reported exceed the reporting person’s pecuniary interest in such shares.
(6)
Includes 268,858 shares held by the spouse of Glade M. Knight.
(7)
Includes 304,504 shares held in a family limited partnership and 32,807 shares held in irrevocable trusts for the benefit of his children. Justin G. Knight disclaims beneficial ownership of the 304,504 shares held in a family limited partnership, except to the extent of his pecuniary interest therein; Justin G. Knight shares voting and dispositive control over such shares with Nelson G. Knight.
(8)
Includes 304,504 shares held in a family limited partnership and 37,601 shares held in irrevocable trusts for the benefit of his children. Nelson G. Knight disclaims beneficial ownership of the 304,504 shares held in a family limited partnership, except to the extent of his pecuniary interest therein; Nelson G. Knight shares voting and dispositive control over such shares with Justin G. Knight.
(9)
Includes 2,074 shares held by the spouse of Rachel S. Labrecque.
(10)
Includes 54,558 shares held in a trust.
(11)
Includes 27,069 deferred stock units held under the Non-Employee Director Deferral Program.
(12)
Includes 22,369 deferred stock units held under the Non-Employee Director Deferral Program.
(13)
Includes the Common Shares beneficially owned as of March 23, 2026 of all persons serving as directors and executive officers as of the date of this Proxy Statement.
(14)
Based upon a Statement on Schedule 13G/A filed on October 17, 2025 with the SEC that indicated that BlackRock, Inc. has sole voting power with respect to 36,674,915 Common Shares and sole dispositive power with respect to 37,515,618 Common Shares. Blackrock, Inc. further reported that it is the parent holding company for certain persons or entities that have acquired the Company’s Common Shares and that are listed in that Schedule 13G/A. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 50 Hudson Yards, New York, NY 10001.
(15)
In a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc. ("Vanguard") reported aggregate beneficial ownership of 34,338,408, which would constitute approximately 14.5% of all Common Shares of the Company. However, in a Schedule 13G/A filed with the SEC on March 26, 2026, Vanguard reported that it beneficially owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which Vanguard’s beneficial ownership has been disaggregated. In its Schedule 13G/A, Vanguard noted that (i) certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard and (ii) that Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(16)
Based upon a Statement on the most recently filed Schedule 13G, filed on January 29, 2024 with the SEC, State Street Corporation has sole voting power with respect to zero Common Shares, shared voting power with respect to 10,936,541 Common Shares, sole dispositive power with respect to zero Common Shares and shared dispositive power with respect to 13,833,016 Common Shares. The address of State Street Corporation, as reported by it in the Schedule 13G, is 1 Congress Street, Suite 1, Boston, MA 02114.

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CERTAIN RELATIONSHIPS AND AGREEMENTS

The Company has engaged in, and is expected to continue to engage in, transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors are responsible for overseeing and annually reviewing the Company’s related party relationships (including the relationships discussed in this section) and are required to approve any significant modifications to the existing relationships, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

Glade M. Knight, the Company’s Executive Chairman, owns Apple Realty Group, Inc. (“ARG”), which receives support services from the Company and reimburses the Company for the cost of these services as discussed below. Mr. Knight is also currently a partner and the Chief Executive Officer of Energy 11 GP, LLC and Energy Resources 12 GP, LLC, which are the respective general partners of Energy 11, L.P. and Energy Resources 12, L.P., each of which receives support services from ARG. As an executive officer of the Company, Mr. Knight’s total annual compensation in 2025, 2024 and 2023 was $1,347,416, $1,451,238 and $1,645,121, respectively, calculated in accordance with the determination of compensation in the Summary Compensation Table in the section titled “Executive Compensation—Summary Compensation Table” above.

Cost Sharing with Related Entities

The Company provides support services, including the use of the Company’s employees and corporate office, to ARG and is reimbursed by ARG for the cost of these services. Under this cost sharing structure, amounts reimbursed to the Company include both compensation for personnel and office-related costs (including office rent, utilities, office supplies, etc.) used by ARG. The amounts reimbursed to the Company are based on the actual costs of the services and a good faith estimate of the proportionate amount of time incurred by the Company’s employees on behalf of ARG. Total reimbursed costs allocated by the Company to ARG for 2025 totaled approximately $1.4 million.

As part of the cost sharing arrangement, certain day-to-day transactions may result in amounts due to or from the Company and ARG. To efficiently manage cash disbursements, the Company or ARG may make payments for the other company. Under this cash management process, each company may advance or defer up to $1 million at any time. Each quarter, any outstanding amounts are settled between the companies. This process allows each company to minimize its cash on hand and reduces the cost for each company. The amounts outstanding at any point in time are not significant to either of the companies. As of December 31, 2025, total amounts due from ARG for reimbursements under the cost sharing structure totaled approximately $0.5 million.

The Company, through its wholly-owned subsidiary, Apple Air Holding, LLC, owns an aircraft used primarily for acquisition, asset management, renovation, investor, corporate and public relations and other business purposes. The aircraft may from time to time be leased to affiliates of the Company based on third-party rates. Lease activity was not significant during 2025. From time to time, the Company utilizes aircraft, owned by an entity that is owned by the Company’s Executive Chairman (the "Affiliated Aircraft"), for acquisition, asset management, renovation, investor, corporate and public relations and other business purposes, and reimburses this entity at third-party rates. Total costs incurred for the Company's use of the Affiliated Aircraft during 2025 were less than $0.1 million.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

The enclosed proxy is solicited by the Board of Directors of Apple Hospitality REIT, Inc. for the Annual Meeting of Shareholders to be held at the Courtyard and Residence Inn Richmond Downtown, located at 1320 East Cary Street, Richmond, Virginia 23219, on Friday, May 22, 2026 at 9:00 a.m., Eastern Time. Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted "FOR" the nominees listed in proposal 1, "FOR" proposals 2 and 3, and in accordance with the best judgment of the proxy holders for any other matters properly brought before the Annual Meeting.

Record holders of the Company’s Common Shares at the close of business on March 23, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement, the Company’s Annual Report, and the proxy card are first being made available, and the Notice of Internet Availability is first being mailed, to shareholders on or about April 2, 2026.

As permitted by the rules of the SEC, the Company is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet. The Company believes that this process expedites receipt of its proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. If you received the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting printed materials contained in the Notice of Internet Availability.

At the close of business on the Record Date, a total of 236,045,693 Common Shares were issued and outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. Each Common Share is entitled to one vote. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

In the event that a quorum is not present at the Annual Meeting, it is expected the meeting will be adjourned or postponed in order to solicit additional proxies.

The Company is furnishing its Proxy Statement, proxy and the Annual Report to you electronically via the Internet, instead of mailing printed copies of those materials to each shareholder. The Company has sent to its shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access its proxy materials on the Internet, how to request and receive a paper copy of the Proxy Statement, Annual Report and proxy for the Annual Meeting and future meetings of shareholders, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 to request proxy materials or 1-800-690-6903 to vote by telephone. Additionally, this Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/03784Y. Please read the enclosed information carefully before submitting your proxy.

Information: The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 2, 2026. Copies of this Proxy Statement, the Company’s proxy card and its Annual Report on Form 10-K are available at https://materials.proxyvote.com/03784Y.

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Solicitation of Proxies

The Company will be responsible for the costs of the solicitation set forth in this Proxy Statement. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Common Shares. In addition to soliciting proxies by mail, certain of the Company’s directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this proxy solicitation may be directed to the Company by telephone at (804) 344-8121, Attention: Investor Relations, or your bank, broker or other custodian that holds your shares. You may revoke a previously delivered proxy by delivering written notice of revocation to the Secretary of the Company, or by submitting a later dated proxy by Internet, telephone or a duly executed paper ballot at any time before the proxy is voted at the Annual Meeting. The Company will honor the latest vote received. Proxy holders will vote shares represented by written proxies, if properly signed and returned to the Secretary, in accordance with instructions of the shareholders. If you are a beneficial owner of shares, you may revoke or change your voting instructions by contacting your broker, bank or other nominee and following their instructions.

OTHER MATTERS

Other Matters for the 2026 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Matters to be Presented at the 2027 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2027 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and proxy card to the Company at its principal office at 814 East Main Street, Richmond, Virginia 23219, by no later than December 3, 2026.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s Proxy Statement or nominees to the Board, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1st or later than May 31st in such year. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, assuming the Company’s 2027 Annual Meeting is held in May 2027, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2027 but no later than February 28, 2027.

In addition to satisfying the foregoing advance notice requirements under the Company's bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

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Householding of Proxy Materials

Some banks, brokers and other record holders of Common Shares may participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of the Company’s Proxy Statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of any of those documents to you if you write to the Company at Apple Hospitality REIT, Inc., 814 East Main Street, Richmond, Virginia 23219, Attn: Kelly Clarke, Investor Relations Department or call (804) 344-8121. If you want to receive separate copies of the Company’s Proxy Statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should send your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095) or you may contact the Company at the above address or telephone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 22, 2026

This Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/03784Y. In addition, shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

By Order of the Board of Directors,

Matthew P. Rash

Secretary

April 2, 2026

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY VOTING TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY PROMPTLY TRANSMITTING YOUR VOTING INSTRUCTIONS ONLINE OR BY PHONE OR BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

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EXHIBIT 1. Non-GAAP Financial Measures

Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles ("GAAP") of non-GAAP financial measures, MFFO, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and Comparable Hotels RevPAR change, are included below.

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified Funds from Operations (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); Adjusted Hotel EBITDA; and Comparable Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs.

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the 2025 Incentive Plan. Effective January 1, 2026, in calculating MFFO, the Company expects to exclude share-based compensation expense, as it represents a non-cash transaction, consistent with the MFFO presentation of the majority of other public lodging REITs. For the year ended December 31, 2025, the expense recorded for share-based compensation totaled $7.7 million.

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The following table reconciles the Company's audited GAAP net income to MFFO for the years ended December 31, 2025, 2024, 2023, 2022 and 2021 (in thousands).

	Year Ended December 31,
	2025	2024	2023	2022	2021
Net income	$175,364	$214,064	$177,489	$144,805	$18,828
Depreciation of real estate owned	189,589	187,555	180,185	178,641	179,275
Gain on sale of real estate	(13,116)	(19,744)	—	(1,785)	(3,596)
Impairment of depreciable real estate	5,724	3,055	5,644	26,175	10,754
Funds from operations	357,561	384,930	363,318	347,836	205,261
Amortization of finance ground lease assets	3,038	3,038	3,038	3,038	5,178
Amortization of favorable and unfavorable operating leases, net	408	408	383	396	393
Non-cash straight-line operating ground lease expense	126	135	145	154	169
Modified funds from operations	$361,133	$388,511	$366,884	$351,424	$211,001

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by Nareit, which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the 2025 Incentive Plan. Effective January 1, 2026, in calculating Adjusted EBITDAre, the Company expects to exclude share-based compensation expense, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs. For the year ended December 31, 2025, the expense recorded for share-based compensation totaled $7.7 million.

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The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA for the year ended December 31, 2025 (in thousands).

Year Ended December 31,
2025
Net income	$175,364
Depreciation and amortization	192,627
Amortization of favorable and unfavorable operating leases, net	408
Interest and other expense, net	81,481
Income tax expense	959
EBITDA	450,839
Gain on sale of real estate	(13,116)
Impairment of depreciable real estate	5,724
EBITDAre	443,447
Non-cash straight-line operating ground lease expense	126
Adjusted EBITDAre	443,573
General and administrative expense	32,293
Adjusted EBITDAre from non-hotel property (1)	659
Adjusted Hotel EBITDA	$476,525
(1)
Non-hotel property only includes the results of one hotel in New York, New York that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025 (the "New York Property"). The New York Property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Comparable Hotels is defined as 216 of the 217 hotels owned by the Company as of December 31, 2025, due to the exclusion of the New York Property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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The following table reflects a reconciliation of actual results to results from Comparable Hotels for the year ended December 31, 2025 (in thousands).

Year Ended December 31,
2025
Comparable Hotels Total Revenue	$1,383,947
Comparable Hotels Total Operating Expenses	909,713
Comparable Hotels Adjusted Hotel EBITDA	$474,234
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.3%

Reconciliation to Actual Results

Total Revenue (Actual)	$1,412,386
Revenue from acquisitions prior to ownership	2,952
Revenue from dispositions	(17,921)
Revenue from non-hotel property and New York Property (1)	(13,470)
Comparable Hotels Total Revenue	$1,383,947

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$476,525
AHEBITDA from acquisitions prior to ownership	1,143
AHEBITDA from dispositions	(3,188)
AHEBITDA from New York Property (3)	(246)
Comparable Hotels AHEBITDA	$474,234
(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA for the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

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The following tables reflect certain operating statistics for the Company’s actual results and Comparable Hotels, respectively, as of December 31, 2025 and 2024. Average Daily Rate (“ADR”) is calculated as room revenue divided by the number of rooms sold, and revenue per available room (“RevPAR”) is calculated as occupancy multiplied by ADR.

	Year Ended December 31,
	2025	2024	% Change
ADR (Actual)	$159.06	$158.01	0.7%
Occupancy (Actual)	74.1%	75.0%	-1.2%
RevPAR (Actual)	$117.90	$118.54	-0.5%

	Year Ended December 31,
	2025	2024	% Change
ADR (Comparable Hotels)	$159.09	$159.31	-0.1%
Occupancy (Comparable Hotels)	74.1%	75.3%	-1.6%
RevPAR (Comparable Hotels)	$117.95	$119.92	-1.6%

71

APPLE HOSPITALITY REIT

APPLE HOSPITALITY REIT, INC.
814 EAST MAIN STREET
RICHMOND, VA 23219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85271-P42367

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLE HOSPITALITY REIT, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Glenn W. Bunting
02) Jon A. Fosheim
03) Carolyn B. Handlon
04) Glade M. Knight
05) Justin G. Knight
06) Blythe J. McGarvie
07) L. Hugh Redd
08) Howard E. Woolley

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees:01) Glenn W. Bunting 02)oward E.The Board of Directors recommends you vote FOR the following proposals 2 and 3: 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm to serve for 2023. 3. Approval on an advisory basis of executive compensation paid by the Company. For Against Abstain The Board of Directors recommends you vote 1 Year on the following proposal 4: 1 Year 2 Years 3 Years Abstain 4. Approval on an advisory basis on the frequency of the advisory vote on executive compensation NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If all corporate or pDate Cary Street, Richmond, Virginia 23219, on Thursday, May 18, 2023 at 9:00 AM Eastern Daylight Time, or any adjournment thereof. If one of the director nominees specified on the reverse side ceases to be available for election as a director, discretionary authority may be exercised by the Proxies named herein to vote for a substitute. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. Continued and to be signed on reverse side

V85272-P42367

Apple Hospitality REIT, Inc.
Annual Meeting of Shareholders
May 22, 2026 9:00 AM ET
This proxy is solicited by the Board of Directors

This proxy is solicited by the Board of Directors. The undersigned hereby appoints Justin Knight and Matthew Rash as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple Hospitality REIT, Inc. held by the undersigned on March 23, 2026, at the Annual Meeting of Shareholders at the Courtyard and Residence Inn Richmond Downtown, located at 1320 East Cary Street, Richmond, Virginia 23219, on Friday, May 22, 2026 at 9:00 AM Eastern Time, or any adjournment thereof. If one of the director nominees specified on the reverse side ceases to be available for election as a director, discretionary authority may be exercised by the Proxies named herein to vote for a substitute.

Continued and to be signed on reverse side